                                                                     EXHIBIT (b)

                                                                  CONFORMED COPY



                                   AGREEMENT


                            DATED 25TH MARCH, 1998


                              EURO 6,000,000,000

                          SYNDICATED CREDIT FACILITY


                                      FOR

                     THE GENERAL ELECTRIC COMPANY, p.l.c.


                                  ARRANGED BY


               BANCA COMMERCIALE ITALIANA S.p.A., LONDON BRANCH
                           BANQUE NATIONALE DE PARIS
                               BARCLAYS CAPITAL
                              CHASE MANHATTAN plc
                               MIDLAND BANK plc
                         J. P. MORGAN SECURITIES LTD.
                            SBC WARBURG DILLON READ
                     WESTDEUTSCHE LANDESBANK GIROZENTRALE
                            as Joint Lead Arrangers

                                     with

                           HSBC INVESTMENT BANK PLC
                                   as Agent

                                      and

                              MARINE MIDLAND BANK
                             as US Swingline Agent


               ALLEN & OVERY                         CLIFFORD CHANCE
                  London                                 London
             for the Borrower                         for the Banks

--------------------------------------------------------------------------------

                                      INDEX

Clause                                                                      Page

1.       Interpretation........................................................1
2.       The Facilities.......................................................16
3.       Purpose..............................................................18
4.       Conditions Precedent.................................................18
5.       Advance Facilities...................................................18
6.       Bill Facility........................................................22
7.       Bills................................................................24
8.       Repayment............................................................25
9.       Prepayment and Cancellation..........................................26
10.      Interest.............................................................29
11.      Payments.............................................................30
12.      Taxes................................................................33
13.      Market Disruption....................................................37
14.      Availability of Currencies...........................................38
15.      Increased Costs......................................................40
16.      Illegality and Mitigation............................................41
17.      Guarantee............................................................42
18.      Representations and Warranties.......................................44
19.      Undertakings.........................................................46
20.      Default..............................................................47
21.      The Agents and the Joint Lead Arrangers..............................49
22.      Fees.................................................................54
23.      Expenses.............................................................56
24.      Stamp Duties.........................................................56
25.      Indemnities..........................................................56
26.      Evidence and Calculations............................................57
27.      Amendments and Waivers...............................................58
28.      Changes to the Parties...............................................59
29.      Disclosure of Information............................................62
30.      Set-Off..............................................................63
31.      Pro Rata Sharing.....................................................63
32.      Severability.........................................................64
33.      Counterparts.........................................................64
34.      Notices..............................................................64
35.      Language.............................................................66
36.      Jurisdiction.........................................................66
37.      Governing Law........................................................67

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Schedule                                                                    Page

1.       Part I - Banks and Commitments.......................................68
         Part II - Swingline Banks and Swingline Commitments..................69
2.       Original Borrowers...................................................70
3.       Conditions Precedent Documents.......................................71
         Part I - To Be Delivered Before The First Advance....................71
         Part II - To Be Delivered By An Additional Borrower..................72
4.       Calculation of the MLA Cost..........................................73
5.       Form of Request......................................................75
6.       Forms of Accession Documents.........................................76
         Part I - Novation Certificate........................................76
         Part II - Borrower Accession Agreement...............................78
         Part III - Form of Borrower Novation Agreement.......................79
7.       Form of Bill.........................................................81
Signatories...................................................................82

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THIS AGREEMENT is dated 25th March, 1998 BETWEEN:

(1)  THE GENERAL ELECTRIC COMPANY, p.l.c. (Company No. 67307) (the "Parent");

(2) THE SUBSIDIARIES OF THE PARENT listed in Schedule 2 (if any) as original borrowers (the "Original Borrowers");

(3) BANCA COMMERCIALE ITALIANA S.p.A., LONDON BRANCH, BANQUE NATIONALE DE PARIS, BARCLAYS CAPITAL, CHASE MANHATTAN plc, MIDLAND BANK plc, J. P. MORGAN SECURITIES LTD., SWISS BANK CORPORATION (acting through its division SBC WARBURG DILLON READ), WESTDEUTSCHE LANDESBANK GIROZENTRALE each as a joint lead arranger (each a "Joint Lead Arranger");

(4)  THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks;

(5)  HSBC INVESTMENT BANK PLC as agent (the "Agent"); and

(6) MARINE MIDLAND BANK as US swingline agent (in this capacity the "US Swingline Agent").

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Agreement:

     "Acceptance Commission Rate"

     means 0.175 per cent, per annum.

     "Additional Borrower"

     means a Subsidiary of the Parent which becomes a Borrower in accordance with Clause 28.4 (Additional Borrowers).

     "Advance"

     means a Tranche A Advance, a Tranche B Advance or a Swingline Advance.

     "Advance Facility"

     means the facility to draw Tranche A Advances, Tranche B Advances or Swingline Advances referred to in sub-clauses 2.1(a), (b) and (c) (Facilities) respectively.

     "Affiliate"

     for the purposes of this Agreement means a Subsidiary or a holding company (as defined in Section 736 of the Companies Act 1985) of a person and any other Subsidiary of that holding company.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     "Agent's Spot Rate of Exchange"

     means the spot rate of exchange as determined by the Agent for the purchase of the relevant Optional Currency in the London foreign exchange market with euros at the relevant time on a particular day, but for the purpose of any conversion after the Commencement Date between the euro and a national currency unit (and vice versa) the rate shall be that determined in accordance with EMU legislation.

     "Agreed Percentage"

     means in relation to a Bank (other than a Swingline Bank) and a Swingline Advance, the amount of its Tranche B Commitment expressed as a percentage of the Tranche B Total Commitments.

     "Anniversary"

     means an anniversary of the Signing Date.

     "Applicable Taxes"

     means any tax levied or imposed by the United Kingdom or any country in which any Borrower is incorporated or any jurisdiction from or through which any payment under this Agreement is made.

     "Banks"

     means those financial institutions listed in Schedule 1 and their respective successors and assigns which are for the time being participating in the Facilities.

     "Barclays Capital"

     means Barclays Capital Group, the investment banking division of Barclays Bank PLC.

     "Bill"

     means a Sterling bill of exchange substantially in the form of Schedule 7.

     "Bill Facility"

     means the facility to draw Bills for acceptance by the Banks under Tranche A or Tranche B referred to in sub-clauses 2.1(a) and (b) (Facilities) respectively.

     "Borrower"

     means the Parent, the Original Borrowers and each Additional Borrower.

     "Borrower Accession Agreement"

     means a letter substantially in the form of Part II of Schedule 6 with such amendments as the Agent may, at the request of the Parent, approve.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     "Borrowings"

     means any indebtedness (whether as principal or surety) for or in respect of money borrowed (including amounts raised by acceptances under any acceptance credit, bills, bonds, debentures and similar securities and finance leases arranged primarily to raise finance) and the net amount of any liability under any treasury transaction with a bank or financial institution but excluding in each case any such indebtedness:

     (a) arising for or in respect of assets or services acquired or sold in the ordinary course of business (except to the extent it is a treasury transaction or would be treated as a loan, overdraft or obligation under a finance lease in the audited consolidated annual accounts of the Group); and

     (b)  owing by one member of the Group to another member of the Group.

     "Business Day"

     means:

     (a) a day (other than a Saturday or Sunday) on which banks are open for general interbank business (other than operation only of business in euros) in:

          (i) London in relation to the day any Request (except a Request for Swingline Advances in U.S. Dollars or euros) is made and, unless
                (b) below applies, for any other purpose;

          (ii) if a payment is required in an Optional Currency (including but not limited to Sterling), the principal financial centre of the country of that Optional Currency; and

          (iii) if a payment is required in ECU (at any time prior to the Commencement Date), Paris and Brussels; and

     (b) in relation to a payment or rate fixing in or other matter relating to euros, a day on which the Trans-European Automated Real-time Gross settlement Express Transfer system (TARGET) is operating.

     "Code"

     means, on any date, the United States Internal Revenue Code of 1986, as amended and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

     "Commencement Date"

     means the date of commencement of the third stage of EMU as contemplated by the Treaty (at the date of this Agreement, expected to be 1st January, 1999).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     "Commitment"

     means, in respect of a Bank, the aggregate of its Tranche A Commitment and Tranche B Commitment (including its Swingline Commitment or the Swingline Commitment of its Swingline Affiliate, if applicable), in each case to the extent not cancelled or reduced under this Agreement.

     "Controlled Group"

     means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Obligor are treated as a single employer under Section 414 of the Code.

     "Default"

     means an Event of Default or an event which, with the giving of any notice or expiry of any grace period, in each case specified in Clause 20 (Default), would constitute an Event of Default.

     "EBDR"

     means the rate determined by the Agent to be the arithmetic mean (rounded, if necessary, to the nearest five decimal places with the midpoint rounded upwards) of the respective rates notified to the Agent by the Reference Banks (provided at least two Reference Banks are quoting) at or about 10.30 a.m. on the Utilisation Date for a Bill at which Eligible Bills with a face amount of (Pounds)1,000,000 and of an equivalent tenor can be discounted in the London discount market at or about that time.

     "ECU"

     means the ECU, as referred to in Article 109g of the Treaty and as defined in Council Regulation (EC) No. 3320/94, that is from time to time used as the unit of account of the European Communities; changes to the ECU may be made by the European Communities, in which event the ECU will change accordingly.

     "Eligible Bill"

     means a Sterling bill of exchange eligible for rediscounting at the Bank of England.

     "EMU"

     means Economic and Monetary Union as contemplated in the Treaty.

     "EMU legislation"

     means legislative measures of the European Council for the introduction of, changeover to, or operation of, a single or unified European currency.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     "ERISA"

     means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute of similar import, together with any rule or regulation issued thereunder.

     "euro" or "euros"

     means the single currency to be introduced on the Commencement Date but, prior to the Commencement Date, references to the "euro" or to "euros" will be read as references to ECU in accordance with Clause 11.4(b) (Currency).

     "euro unit"

     means a unit of the euro as defined in EMU legislation.

     "Event of Default"

     means an event specified as such in Clause 20 (Default).

     "Facility"

     means any of the Advance Facilities or the Bill Facility.

     "Facility Office"

     means the office(s) notified by a Bank to the Agent and the Parent:

     (a)  on or before the date it becomes a Bank; or

     (b) subject to Clause 28.6 (Change of Facility Office), by not less than five Business Days' notice to the Agent and the Parent,

     as the office(s) through which it will perform all or any of its obligations under this Agreement.

     "Federal Funds Rate"

     means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight United States Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a New York Business Day, the average of the quotations for such day on such transactions received by the US Swingline Agent from three Federal funds brokers of recognised standing selected by it.

     "Fee Letters"

     means each letter dated on or about the Signing Date:

     (a)  between the Agent and the Parent; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (b)  between the Joint Lead Arrangers and the Parent,

     in each case setting out the amount of various fees referred to in Clause 22 (Fees).

     "Finance Document"

     means this Agreement, each Fee Letter, a Bill, a Novation Certificate, a Borrower Accession Agreement, each Novation Agreement entered into as contemplated by Clause 9.5(b)(iii) (Changes to Borrowers) or any other document designated in writing as such by the Agent and the Parent.

     "Finance Party"

     means each Joint Lead Arranger, a Bank, the Agent and the US Swingline
     Agent.

     "Group"

     means the Parent and its Subsidiaries.

     "Interest Period"

     in relation to a Term-out Advance, has the meaning given to it in Clause
     10.1 (Interest Periods for Term-out Advances).

     "LIBOR"

     means in relation to any Advance or unpaid sum:

     (a) the rate per annum of the offered quotation for deposits in the currency of the relevant Advance or unpaid sum for a period equal to or as near as possible to the required period which appears on Telerate Page 3750 or Telerate Page 3740 (as appropriate) at or about
          11.00 a.m. on the applicable Rate Fixing Day; or

     (b) if the rate cannot be determined under paragraph (a) above, the rate determined by the Agent to be the arithmetic mean (rounded, if necessary, to the nearest five decimal places with the midpoint rounded upwards) of the respective rates notified to the Agent by each of the Reference Banks quoting (provided that at least two Reference Banks are quoting) as the rate at which it is offering deposits in the required currency and for the required period in an amount comparable to the participation of that Reference Bank (or, if it is not a Bank, the participation of its Affiliate which is a Bank) in the Advance or unpaid sum to prime banks in the London interbank market at or about
          11.00 a.m. on the Rate Fixing Day for such period.

     For the purpose of this definition:

     (i) "required period" means the applicable Interest Period for a Term-out Advance, the Term for Tranche A Advances (except Term-out Advances) or for Tranche B Advances or the period in respect of which LIBOR falls to be determined in relation to such unpaid sum; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (ii) "Telerate Page 3750" means the display designated as Page 3750, and "Telerate Page 3740" means the display designated as Page 3740, in each case on the Telerate Service (or such other pages as may replace page 3750 or Page 3740 on that service or such other service as may be nominated by the British Bankers' Association (including the Reuters Screen) as the information vendor for the purposes of displaying British Bankers' Association Interest Settlement Rates for deposits in the currency concerned).

     "Majority Banks"

     means, at any time:

     (a) if any Utilisations are outstanding, Banks with an aggregate Original Euro Amount of Advances or Bills at that time of more than 66 2/3 per cent. of the aggregate Original Euro Amount of all Advances and Bills then outstanding; or

     (b) if no Utilisations are outstanding, Banks whose Commitments then aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction).

     "Mandatory Prepayment Event"

     means the event specified in Clause 9.4 (Mandatory Prepayment Event).

     "Margin"

     means 0.175 per cent. per annum.

     "Maturity Date"

     means the last day of the Term of an Advance or a Bill.

     "MLA Cost"

     means in relation to an Advance in Sterling, the cost of compliance with the Mandatory Liquid Assets requirements of the Bank of England during its Term or Interest Period, determined in accordance with Schedule 4.

     "national currency unit"

     means the unit of currency (other than a euro unit) of a Treaty Country.

     "New York Business Day"

     means a day (other than a Saturday or Sunday) on which banks are open for interbank business generally in New York.

     "Novation Certificate"

     has the meaning given to it in Clause 28.3(a)(i) (Procedure for novations).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     "Obligor"

     means the Parent and each Borrower.

     "Optional Currency"

     means, in relation to any Advance or proposed Advance, Sterling, U.S. Dollars or any other currency other than euros which is readily available and freely transferable in the London foreign exchange market in sufficient amounts to fund that Advance.

     "Original Euro Amount"

     means:

     (a)  the principal amount of an Advance denominated in euros; or

     (b) the principal amount of an Advance denominated in any other currency or a Bill, translated into euros on the basis of the Agent's Spot Rate of Exchange on the date of receipt by the Agent of the Request for that Advance or Bill.

     "Party"

     means a party to this Agreement.

     "PBGC"

     means the U.S. Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Security Interest"

     means:

     (a) a lien or right of set-off arising by operation of law (or by agreement evidencing a lien or right of set-off) and in each case in the ordinary course of business;

     (b) any Security Interest securing any Borrowings of any Obligor which becomes a member of the Group after the Signing Date which was in existence when that Obligor became a member of the Group and was not created in contemplation of that Obligor becoming a member of the Group;

     (c) a Security Interest over an asset acquired by an Obligor after the Signing Date and to which such asset was subject at the time of such acquisition provided it was not created in contemplation of that acquisition;

     (d) any Security Interest the principal purpose and effect of which is to allow the setting-off or netting of obligations:

          (i)  with those of a financial institution; or

          (ii) under swaps or other derivative agreements,

          in the ordinary course of the cash management arrangements of the Group;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (e) any retention of title reserved by any seller of goods or any Security Interest imposed, reserved or granted over goods supplied by such seller in the ordinary course of business;

     (f) any Security Interest arising out of or in connection with pre-judgement legal process or a judgement or a judicial award relating to security for costs;

     (g)  a Security Interest securing any refinancing of amounts secured under
          (b) or (c)above provided the amount secured does not exceed the amount originally secured;

     (h) a Security Interest which the Majority Banks have at any time agreed in writing shall be a Permitted Security Interest; and

     (i) Security Interests (other than Security Interests permitted by paragraphs (a) to (h) above) which secure, in aggregate, Borrowings in an amount not exceeding 15 per cent. of the Total Consolidated Assets of the Group.

     "Plan"

     means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which an Obligor or any member of the Controlled Group has any obligation to contribute.

     "Prime Rate"

     means the prime commercial lending rate for U.S. Dollars from time to time announced by the US Swingline Agent. Each change in the interest rate on a Swingline Advance which results from a change in the Prime Rate becomes effective on the day on which the change in the Prime Rate becomes effective.

     "Qualifying Bank"

     means a bank or institution which is:

     (a) a bank as defined in Section 840A of the Income and Corporation Taxes Act 1988 which is within the charge to corporation tax as regards any interest received by it under this Agreement; or

     (b) resident (as such term is defined in the appropriate double taxation treaty) in a country with which the United Kingdom has an appropriate double taxation treaty under which that institution is entitled to exemption from United Kingdom tax on interest and is entitled to apply under the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 to have interest paid to its Facility Office without withholding or deduction for or on account of United Kingdom tax (and does not carry on business in the United Kingdom through a permanent establishment with which the investments under this Agreement in respect of which the interest is paid are effectively connected); and for this purpose "double taxation treaty" means any convention or agreement between the government of the United Kingdom and any other government for the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

     "Rate Fixing Day"

     means:

     (a)  the Utilisation Date for an Advance denominated in Sterling; and

     (b) the second Business Day before the Utilisation Date for an Advance denominated in euros or any Optional Currency other than Sterling (or such other day as is generally treated as the rate fixing day by market practice in the London interbank market for the currency concerned).

     "Reference Banks"

     means, subject to Clause 28.5 (Reference Banks), Barclays Bank PLC, National Westminster Bank Plc and Midland Bank plc.

     "Reportable Event"

     means a reported event as defined in Section 4043 of ERISA and the regulations issued under such section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Request"

     means a request made by a Borrower to utilise a Facility, substantially in the form of Schedule 5.

     "Requested Amount"

     means the amount requested in a Request.

     "Rollover"

     means, in relation to a particular date, one or more Advances (including, but not limited to, the Term-out Advances):

     (a) whose proposed Utilisation Date is the same as the Maturity Date of one or more existing Advances;

     (b) whose aggregate principal amount is the same as or less than the aggregate outstanding principal amount of all existing Advances whose Maturity Date is the same as that Utilisation Date; and

     (c) which are to be denominated in the same currency or a legal denomination of the currency as the existing Advance(s) whose Maturity Date is the same as that

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          Utilisation Date (or, if there is more than one such existing Advance and such Advances are denominated in different currencies, in the same or lesser respective amounts of the same or legally equivalent currencies as for such existing Advances).

     "Security Interest"

     means a mortgage, charge, pledge, lien or similar security interest.

     "Signing Date"

     means the date of this Agreement.

     "Subsidiary"

     means a subsidiary within the meaning of Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989.

     "Swingline Advance"

     means an advance made or to be made by a Swingline Bank under the Swingline Facility.

     "Swingline Affiliate"

     means, in relation to a Bank, any Swingline Bank that is an Affiliate of that Bank and which is notified to the Agent and the US Swingline Agent by that Bank in writing to be its Swingline Affiliate.

     "Swingline Bank"

     means, subject to Clause 28.2 (Transfers by Banks), a Bank listed in Part II of Schedule 1.

     "Swingline Commitment"

     means in respect of a Swingline Bank, the amount in euros set opposite its name in Part II of Schedule 1 to the extent not transferred, cancelled or reduced under this Agreement.

     "Swingline Facility"

     means the committed swingline facility available in U.S. Dollars, Sterling or euros, forming part of Tranche B and referred to in Clause 2.1(c) (Facilities).

     "Swingline Rate"

     means, on any day:

     (a)  in relation to Swingline Advances in U.S. Dollars, the higher of:

          (i)  the Prime Rate; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          (ii) the aggregate of the Federal Funds Rate and one per cent. per annum,

          on that day; and

     (b)  in relation to Swingline Advances in Sterling, the aggregate of:

          (i)   one per cent. per annum;

          (ii) the Bank of England's fixed repo rate (being the Bank of England's operational rate) at which it conducts its daily money market operations as at the time the Request is served and at
                9.00 a.m. for each subsequent day; and

          (iii) the MLA Cost,

          on that day; and

     (c)  in relation to Swingline Advances in euros, the aggregate of:

          (i)   one per cent. per annum; and

          (ii) the cost of same day euro funds certified to the Agent by each Swingline Bank for each day the relevant Swingline Advance in euros is outstanding as at the time the Request is served and at
                9.00 a.m. for each subsequent day,

          on that day.

     "Swingline Total Commitments"

     means the aggregate for the time being of the Swingline Commitments, being euro 1,000,000,000 at the date of this Agreement.

     "Term"

     means the period selected by a Borrower in a Request for which the relevant Advance or Bill is to be outstanding.

     "Term-out Advances"

     means the Tranche A Advances, if any, drawn under Clause 8.1(b) (Repayment of Tranche A Advances).

     "Total Commitments"

     means the aggregate of the Tranche A Total Commitments and Tranche B Total Commitments (including the Swingline Total Commitments) from time to time.

     "Total Consolidated Assets"

     means the aggregate from time to time of the Group's consolidated fixed assets (including investments but excluding goodwill and intangible assets) and consolidated current assets, all determined in accordance with applicable accounting standards from time to time used in preparation of the Group's audited consolidated annual accounts.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     "Tranche A"

     has the meaning given to it in Clause 2.1(a) (Facilities).

     "Tranche A Advance"

     means an Advance made by a Bank under Tranche A.

     "Tranche A Availability Period"

     means the period from the Signing Date up to and including 24th March, 1999 (being the date which is 364 days after the Signing Date).

     "Tranche A Commitment"

     means, in respect of a Bank, the amount in euros set opposite the name of that Bank in Column 1 of Part I of Schedule 1 to the extent not cancelled or reduced under this Agreement.

     "Tranche A Term Date"

     means the last day of the Tranche A Availability Period or, if that day is not a Business Day, the preceding Business Day.

     "Tranche A Term-out Option"

     means the option available to the Borrowers to draw Term-out Advances under Tranche A pursuant to Clause 8.1(b) (Repayment of Tranche A Advances).

     "Tranche A Total Commitments"

     means the aggregate for the time being of the Tranche A Commitments, being euro 1,500,000,000 at the date of this Agreement.

     "Tranche B"

     has the meaning given to it in Clause 2.1 (b) (Facilities).

     "Tranche B Advance"

     means an Advance made by a Bank under Tranche B.

     "Tranche B Availability Period"

     means the period from and including the Signing Date to and including the Tranche B Final Maturity Date.

     "Tranche B Commitment"

     means, in respect of a Bank, the amount in euros set opposite the name of that Bank in Column 2 of Part I of Schedule 1 to the extent not cancelled or reduced under this Agreement.

     "Tranche B Final Maturity Date"

     means the fifth Anniversary or such later date as may be agreed in accordance with Clause 5.7 (Extension of Tranche B Availability Period).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     "Tranche B Total Commitments"

     means the aggregate for the time being of the Tranche B Commitments, being euro 4,500,000,000 at the date of this Agreement (up to euro 1,000,000,000 of which is available under the Swingline Facility).

     "Treaty"

     means the Treaty Establishing the European Community being the Treaty of Rome of 25th March, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7th February, 1992 and came into force on 1st November, 1993), as amended from time to time.

     "Treaty Country"

     means each state described as a participating Member State in any EMU legislation, whether in the first wave or subsequently.

     "U.K." or "United Kingdom"

     means the United Kingdom of Great Britain and Northern Ireland.

     "United States"

     means the United States of America.

     "U.S. Borrower"

     means a Borrower incorporated in any state of the United States.

     "U.S. Qualifying Bank"

     has the meaning given to it in Clause 12.3(a) (U.S. Taxes).

     "Utilisation"

     means:

     (a) in the case of a Utilisation comprising Advances, all the Advances made or to be made; or

     (b) in the case of a Utilisation comprising Bills, all the Bills accepted or to be accepted,

     following the giving by a Borrower of a Request for those Advances or Bills.

     "Utilisation Date"

     means:

     (a) in the case of an Advance or Utilisation comprising Advances, the date for the making of the relevant Advance or Advances; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (b) in the case of a Bill or Utilisation comprising Bills, the date for the acceptance of the relevant Bill or Bills.

1.2  Construction

(a)  In this Agreement, unless the contrary intention appears, a reference to:

     (i) a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month;

           a "principal amount" in relation to a Bill is a reference to the face amount of that Bill;

           a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not, being of a type which banks operating in the relevant jurisdiction generally and the Bank affected in particular are accustomed to complying with) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

           a reference to the currency of a country is to the lawful currency or currencies of that country for the time being, "(Pounds)" and "Sterling" is a reference to the lawful currency or currencies of the United Kingdom for the time being and "U.S. $" and "U.S. Dollars" is a reference to the lawful currency of the United States for the time being; and

           a "treasury transaction" is a reference to any interest rate or cross-currency swap;

     (ii) a provision of a law is a reference to that provision as amended or re-enacted;

     (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

     (iv)  a person includes its permitted successors, transferees and assigns;

     (v) a Finance Document or another document is a reference to that Finance Document or that other document as amended, novated or supplemented; and

     (vi)  a time of day is a reference to London time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d) Any provision of this Agreement that states that it will come into effect as from the Commencement Date shall, to the extent that any such provision relates to any currency of a state which is not a Treaty Country on the Commencement Date, come into effect in relation to the currency of such state on and from the date on which such state becomes a Treaty Country.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2.   THE FACILITIES

2.1  Facilities

     The Banks grant to the Borrowers the following facilities:

     (a) a committed multicurrency revolving 364 day credit facility, with an option to draw Term-out Advances, to be designated as Tranche A, under which the Banks will, when requested by a Borrower, make cash advances in euros or Optional Currencies to (or accept Bills in Sterling drawn by) that Borrower on a revolving basis during the Tranche A Availability Period;

     (b) a committed multicurrency revolving credit facility, to be designated as Tranche B, under which the Banks will, when requested by a Borrower, make cash advances in euros or Optional Currencies to (or accept Bills in Sterling drawn by) that Borrower on a revolving basis during the Tranche B Availability Period; and

     (c) a committed swingline advance facility (which is a sub-division of Tranche B) under which the Swingline Banks will, when requested by a Borrower, make to that Borrower Swingline Advances in U.S. Dollars, Sterling or euros during the Tranche B Availability Period except that Swingline Advances in euros will only be made subject to availability of same day funding in euros in the London interbank market, in all cases subject to the terms of this Agreement.

2.2  Overall facility limit

(a) Notwithstanding any other provision of this Agreement, the aggregate Original Euro Amount of all outstanding Utilisations:

     (i) under Tranche A, shall not at any time exceed the Tranche A Total Commitments at that time;

     (ii) under Tranche B (including the Swingline Facility), shall not at any time exceed the Tranche B Total Commitments at that time;

     (iii) under the Swingline Facility, shall not at any time exceed the Swingline Total Commitments at that time; and

     (iv) under all the Facilities, shall not at any time exceed the Total Commitments.

(b) Notwithstanding any other provision of this Agreement, the aggregate Original Euro Amount of:

     (i) Tranche A Advances made, and the principal amount of Bills under Tranche A accepted, by a Bank shall not at any time exceed its Tranche A Commitment at that time;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (ii) Tranche B Advances (including Swingline Advances) made, and the principal amount of Bills under Tranche B accepted, by a Bank plus that Bank's and, if applicable, that Bank's Swingline Affiliate's outstanding Swingline Advances shall not at any time exceed its Tranche B Commitment at that time; and

     (iii) Swingline Advances made by a Swingline Bank shall not at any time exceed its Swingline Commitment at that time.

2.3  Number of Requests and Advances

     No more than one Request may be delivered on any one day, but that Request may specify any number of Utilisations and Terms from either Tranche A or Tranche B (or a Swingline Advance) or all of them. A maximum of 20 Utilisations may be outstanding at any one time (unless the Agent and the Parent otherwise agree).

2.4  Nature of a Finance Party's rights and obligations

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights and accordingly a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.5  Obligors' Representative

     Each Obligor irrevocably authorises the Parent to give and receive as representative on its behalf all notices (including Requests) and sign all documents in connection with the Finance Documents on its behalf (including Novation Agreements under Clause 9.5(b) (Changes to Borrowers)) and take such other action as may be necessary or desirable under or in connection with the Finance Documents and confirms that it will be bound by any action taken by the Parent under or in connection with the Finance Documents.

2.6  Actions of Parent

     The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by:

     (a) any irregularity (or purported irregularity) in any act done by or any failure (or purported failure) by the Parent; or

     (b) the Parent acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

     (c) the failure (or purported failure) by, or inability (or purported inability) of, the Parent to inform any Obligor of receipt by it of any notification under a Finance Document.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


3.   PURPOSE

(a)  Each Utilisation will be applied:

     (i) in the case of Tranche A Advances or Bills, in or towards providing bridging and liquidity finance for the Group's financial requirements including, but not limited to, meeting dividend and tax payments and for backing commercial paper programmes (or refinancing Swingline Advances); and

     (ii) in the case of Tranche B Advances (including Swingline Advances) or Bills, in or towards the general corporate purposes of the Group including, but not limited to, acquisitions, capital expenditure, working capital financing, share buy-backs and other capital distributions and supporting commercial paper programmes (provided that a Swingline Advance may not be applied in or towards refinancing another Swingline Advance).

(b) Without affecting the obligations of any Borrower in any way, no Finance Party is bound to monitor or verify the application of the proceeds of any Advance.

4.   CONDITIONS PRECEDENT

4.1  Documentary conditions precedent

     The obligations of each Finance Party to any Borrower under this Agreement are subject to the condition precedent that the Agent has notified the Parent and the Banks that it has received all of the documents set out in
     Part I of Schedule 3 in form and substance satisfactory to the Agent. The Agent will promptly notify the Parent upon such receipt.

4.2  Further conditions precedent

     The obligations of each Bank to participate in a Utilisation (or make any payment under Clause 5.10(b)(ii)) are subject to the further conditions precedent that on the date of the Request and on its Utilisation Date:

     (a) except in the case of a Rollover, the representations and warranties in Clause 18 (Representations and Warranties) to be repeated in accordance with Clause 18.2 (Times for making representations and warranties) on those dates are correct and will be correct immediately after the Utilisation; and

     (b) except in the case of a Rollover, no Default has occurred which is continuing or would result from the Utilisation and no notice has been given by the Parent under Clause 9.4 (Mandatory Prepayment Event).

5.   ADVANCE FACILITIES

5.1  Receipt of Requests

(a) A Borrower may borrow Advances under Tranche A or Tranche B if the Agent receives, not later than 3.00 p.m. on the third Business Day before the proposed Utilisation Date, or, in the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     case of an Advance in Sterling, not later than 3.00 p.m. one Business Day before the proposed Utilisation Date, a duly completed Request copied to the US Swingline Agent.

(b)  A Borrower may borrow Swingline Advances if:

     (i) in the case of Swingline Advances in U.S. Dollars, the US Swingline Agent receives, not later than 11.00 a.m. (New York City time) on the proposed Utilisation Date;

     (ii) in the case of Swingline Advances in Sterling or euros, the Agent receives, not later than 9.00 a.m. (London time) on the proposed Utilisation Date,

     a duly completed Request (copied to the Agent or US Swingline Agent as the case may be).

5.2  Completion of Requests for non Swingline Advances

     A Request (other than a Request for a Swingline Advance) will not be regarded as having been duly completed unless:

     (a) the Utilisation Date is a Business Day during the Tranche A Availability Period (in respect of a Tranche A Advance) or Tranche B Availability Period (in respect of a Tranche B Advance);

     (b) only one currency is specified for each separate Advance, such currency is the euro or an Optional Currency, and the Requested Amount for each separate Advance is:

          (i) in the case of Advances denominated in euros, a minimum of euro 100,000,000 or, if more, in integral multiples of euro 10,000,000; or

          (ii) in the case of any currency other than the euro, a minimum Original Euro Amount of euro 100,000,000 or, if more, in integral multiples of euro 10,000,000; or

          (iii) the undrawn balance of the Tranche A Total Commitments or the Tranche B Total Commitments (as the case may be); or

          (iv)  such other amount as the Agent and the Parent may agree,

          and the Agent and the Parent may agree to round the amount of Advances which are not denominated in euros on such basis as they may reasonably consider to be appropriate;

     (c) only one Term or, in the case of Term-out Advances, Interest Period, for each separate Advance is specified which:

          (i) does not overrun the Tranche A Term Date (in respect of a Tranche A Advance (other than a Term-out Advance)) or the Tranche B Final Maturity Date (in respect of a Tranche B Advance); and

          (ii) is a period of one month, two, three or six months (which, in the case of Term-out Advances only, does not overrun the third Anniversary) or, in any case,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

               such other period as all the banks may previously have agreed for the purposes of such Advance; and

     (d) the currencies specified are either euros or subject to Clause 11.4(c) (Currency), Optional Currencies.

5.3   Completion of Requests for Swingline Advances

      A Request for Swingline Advances will not be regarded having been duly completed unless:

     (a)  the Utilisation Date is:

          (i) in the case of Swingline Advances in U.S. Dollars, a New York Business Day; or

          (ii) in the case of Swingline Advances in Sterling or euros, a Business Day,

          in each case falling before the Tranche B Final Maturity Date;

     (b) it is specified that the Swingline Advances are to be made in U.S. Dollars, Sterling or euros under the Swingline Facility;

     (c) the Requested Amount is a minimum Original Euro Amount of euro 10,000,000 or such other amount as the Agent or, as the case may be, US Swingline Agent and the relevant Borrower may agree which, if borrowed, would not cause the Original Euro Amount of all Utilisations under Tranche B to exceed the Tranche B Total Commitments;

     (d)  only one Term is specified, which:

          (i)  does not overrun the Tranche B Final Maturity Date; and

          (ii) is a period not exceeding 7 days.

5.4  Amount of each Bank's Advance

     The amount of a Bank's Advance will be the proportion of the Requested Amount which:

     (a) in the case of a Tranche A Advance, its Tranche A Commitment bears to Tranche A Total Commitments;

     (b) in the case of a Tranche B Advance, its Tranche B Commitment bears to the Tranche B Total Commitments; and

     (c) in the case of a Swingline Advance, its Swingline Commitment bears to the Swingline Total Commitments,

     in each case on the date of receipt of the relevant Request.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


5.5  Notification of the Banks

     The Agent (or, in the case of Swingline Advances in U.S. Dollars, the US Swingline Agent) will promptly notify each Bank (or, as the case may be, Swingline Bank) of the details of the requested Advances and the amount of its Advance.

5.6  Payment of Proceeds

     Subject to the terms of this Agreement, each Bank (or, as the case may be, Swingline Bank) will make its Advance available to the Agent (or, in the case of Swingline Advances in U.S. Dollars, the US Swingline Agent) for the Borrower for value on the relevant Utilisation Date.

5.7  Extension of Tranche B Availability Period

     The Tranche B Final Maturity Date in respect of each Bank's Tranche B Commitment may, at the Parent's request, be extended from time to time for any period up to a date falling no later than seven years from the Signing Date. However, each Bank may, in its sole discretion, decline to extend the Tranche B Maturity Date in respect of its own Tranche B Commitment, in which case:

     (a) the Tranche B Commitment of that Bank will automatically cancel on the then applicable Tranche B Final Maturity Date; and

     (b) that Bank will be repaid in full upon the then applicable Tranche B Final Maturity Date and will cease to be a Bank at such time,

     irrespective of whether any other Bank has agreed to extend the Tranche B Availability Period in respect of its own Tranche B Commitment.

5.8  Currency and limit on ECU drawings

     No Request may specify an Advance or Advances denominated in ECU to be drawn down on the same day in an aggregate principal amount exceeding ECU 1,000,000,000, and in any event not more than ECU 2,000,000,000 of Advances denominated in ECU may be outstanding at any one time (but this Clause 5.8 does not apply after the Commencement Date).

5.9  Currency of Term-out Advances

     Subject to Clause 11.4 (Currency), once the currency of a Term-out Advance has been selected in the applicable Request, it will remain in that currency throughout its Term.

5.10 Term-out Advances in Optional Currencies

(a) If a Term-out Advance is denominated in an Optional Currency (other than an Optional Currency that is redenominated under Clause 11.4 (Currency)), there shall be calculated in respect of each applicable Interest Period the difference between the amount of the Term-out Advance (in that Optional Currency) for the current Interest Period and for the next Interest Period. The amount of the Term-out Advance for the next Interest Period will be determined by notionally converting into that Optional Currency the Original Euro Amount of the Term-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     out Advance on the basis of the Agent's Spot Rate of Exchange three Business Days before the start of that Interest Period.

(b)  At the end of the current Interest Period (but subject always to paragraph
     (c) below):

     (i) if the amount of the Term-out Advance for the next Interest Period is less than for the preceding Interest Period, the relevant Borrower shall repay the difference; or

     (ii) if the amount of the Term-out Advance for the next Interest Period is greater, each Bank shall, provided the conditions specified in Clause
          4.2 (Further Conditions Precedent) are satisfied, forthwith make available to the Agent for the relevant Borrower its participation in the difference.

(c) If the Agent's Spot Rate of Exchange for the next Interest Period shows an appreciation or depreciation of the Optional Currency against the euro of less than five per cent. when compared with the Original Exchange Rate, no amounts are payable in respect of the difference. In this Clause 5.10 and in Clause 5.11 (Prepayments and repayments) "Original Exchange Rate" means the Agent's Spot Rate of Exchange used for determining the amount of the Optional Currency for the Interest Period which is the later of the following:

     (i)  the first Interest Period applicable to the Term-out Advance; and

     (ii) the most recent Interest Period immediately prior to which a difference was required to be paid under this Clause 5.10.

5.11 Prepayments

     If a Term-out Advance is to be prepaid by reference to an Original Euro Amount, the Optional Currency amount to be prepaid shall be determined by reference to the Agent's Spot Rate of Exchange last used for determining the Optional Currency amount of that Term-out Advance under this Clause 5 or, if applicable, the Original Exchange Rate (as defined in Clause 5.10 (Term-out Advances in Optional Currencies)).

5.12 Notification

     The Agent shall notify the Banks and the Parent of Optional Currency amounts (and the applicable Agent's Spot Rate of Exchange) promptly after they are ascertained.

6.   BILL FACILITY

6.1  Receipt of Requests

     Each Borrower may utilise the Bill Facility under Tranche A or Tranche B if the Agent receives, not later than 10.00 a.m. on the Business Day before the proposed Utilisation Date, a duly completed Request.

6.2  Form of Requests

     A Request will not be regarded as being duly completed unless:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (a)  the Utilisation Date is a Business Day;

     (b) the Requested Amount is a minimum of (Pounds)50,000,000 (or the undrawn balance of the Tranche A Total Commitments or Tranche B Total Commitments as the case may be) or such other amount as the Agent and the Borrower may agree; and

     (c)  only one Term is specified which:

          (i) does not overrun the Tranche A Term Date (in respect of Tranche A Bills) or the Tranche B Final Maturity Date (in respect of Tranche B Bills); and

          (ii) is a period of between 14 days and 187 days.

6.3  Amount of Bills to be accepted by each Bank

     The aggregate principal amount of the Bills to be accepted by a Bank will be the proportion of the Requested Amount which:

     (a) in the case of Tranche A Bills, its Tranche A Commitment bears to the Tranche A Total Commitments; and

     (b) in the case of Tranche B Bills, its Tranche B Commitment bears to the Tranche B Total Commitments,

     in each case on receipt of the relevant Request.

6.4  Notification of the Banks

     The Agent shall, not later than 1.00 p.m. on the Business Day before the proposed Utilisation Date, notify each Bank of the details of the requested Bills and the aggregate principal amount of the Bills to be accepted by it.

6.5  Acceptance of Bills

(a) The Agent shall, not later than 11.00 a.m. on the proposed Utilisation Date, deliver to each Bank Bills completed in accordance with Clause 7.1 (Holding and completion of Bills).

(b) Each Bank shall accept the Bills delivered to it in accordance with paragraph (a) above by the proposed Utilisation Date.

(c) The Agent shall, not later than 11.30 a.m. on the proposed Utilisation Date, notify the Parent and each Bank of the applicable EBDR.

(d) Subject to the terms of this Agreement, each Bank shall pay to the Agent for the relevant Obligor an amount equal to:

     (i) the amount which the Bank would have received as the proceeds of discounting if it had discounted the Bills accepted by it at the applicable EBDR; less

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (ii) commission calculated at the Acceptance Commission Rate on the aggregate principal amount of those Bills.

6.6  Advances as an alternative

(a) If it is unlawful, impracticable or contrary to the Bank of England's limits on the discounting of Bills applicable to any Bank for a Bank to accept any Bills, or if a Bank's acceptances are ineligible for discounting at the Bank of England, then it may notify the Agent accordingly by no later than 4.00 p.m. on the Business Day before the proposed Utilisation Date.

(b) If a Bank notifies the Agent in accordance with paragraph (a) above, then, subject to the terms of this Agreement, the Bank shall instead make an Advance in accordance with Clause 5 (Advance Facilities) in Sterling on the relevant Utilisation Date in a principal amount equal to the aggregate principal amount of the Bills which it would otherwise have been obliged to accept pursuant to this Clause 6 (Bill Facility) and for a Term equal to the Term of those Bills.

7.   BILLS

7.1  Holding and completion of Bills

(a) Each Borrower shall ensure that the Agent has a sufficient stock of Bills before delivering any Request for a Utilisation comprising Bills.

(b)  Each Bill shall:

     (i) be drawn by the Borrower in its own favour and endorsed by it in blank;

    (ii)  be undated;

    (iii) have the Maturity Date, the drawee and the face amount left blank;
          and

    (iv) be claused in a manner which complies with the Bank of England's requirements for Eligible Bills at that time.

(c) Subject to the terms of this Agreement, the Agent shall and is irrevocably authorised by the Borrowers to:

     (i) sign each Bill on behalf of the Borrower concerned and date it with its Utilisation Date;

     (ii) insert in each Bill the name of the Bank on which it is drawn, its face amount and its Maturity Date; and

    (iii) deliver each completed Bill to the Bank on which it is drawn for acceptance in accordance with this Agreement.

(d) The Agent shall at the request of a Borrower notify that Borrower what stock of Bills (and in what denominations) are held by the Agent.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

7.2  Rounding of principal amount of Bills

     If necessary, the Agent may round the principal amount of the relevant Bills to be accepted by each Bank to ensure that each Bill has a principal amount of an integral multiple of (Pounds)10,000, being not less than (Pounds)250,000 nor more than (Pounds)5,000,000.

7.3  Discounting of Bills

     Each Bank may arrange for a Bill accepted by it to be discounted on its behalf in the London discount market or elsewhere or discount the Bill itself.

7.4  Information relating to Bills

     Each Borrower shall, promptly on request by a Finance Party, supply to the Agent for that Finance Party any information relating to any Bill (including the underlying trade transaction for that Bill) as that Finance Party may reasonably require or which may be required by the Bank of England or any other fiscal or monetary authority in the U.K.

7.5  Eligible Bills

     Each Borrower shall ensure that any Bill drawn by it and accepted by a Bank is, assuming that the relevant Bank is a bank whose acceptances are then being treated as eligible acceptances by the Bank of England, eligible for rediscounting at the Bank of England.

8.   REPAYMENT

8.1  Repayment of Tranche A Advances

(a) Each Borrower shall repay each Tranche A Advance made to it in full on its Maturity Date to the Agent for the relevant Bank but since Tranche A is available on a revolving basis amounts repaid may be reborrowed subject to the terms of this Agreement. Subject to paragraph (b) below, no Tranche A Advance may be outstanding after the Tranche A Term Date.

(b) At any time and from time to time prior to the Tranche A Term Date, any Borrower may, by delivery of a duly completed Request to the Agent under Clause 5 (Advance Facilities) (who shall send a copy of the same to the Banks), elect to draw one or more Advances (each a "Term-out Advance") under Tranche A with a Maturity Date after the Tranche A Term Date. No Term-out Advance, once repaid or prepaid, may be reborrowed (other than under Clause 5.10 (b) (Term-out Advances in Optional Currencies)).

(c) No Tranche A Advance, other than a Term-out Advance, may be outstanding after the Tranche A Term Date. No Term-out Advance may be outstanding after the date falling on the third Anniversary.

8.2  Repayment of Tranche B Advances

     Each Borrower shall repay each Tranche B Advance made to it in full on its Maturity Date to the Agent for the relevant Banks but since Tranche B is available on a revolving basis amounts repaid may be reborrowed subject to the terms of this Agreement. No Tranche B Advance may be outstanding after the Tranche B Final Maturity Date.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

8.3  Payment of Bills

     Each Borrower shall pay an amount equal to the principal amount of each Bill on its Maturity Date to the Agent for the relevant Bank. No Tranche A Bill may be outstanding after the Tranche A Term Date and no Tranche B Bill may be outstanding after the Tranche B Final Maturity Date.

8.4  Repayment of Swingline Advances

(a) Each Borrower shall repay each Swingline Advance made to it on its Maturity Date to the Agent or, in the case of Swingline Advances in U.S. Dollars, the US Swingline Agent for the Swingline Banks. No Swingline Advance may be outstanding after the Tranche B Final Maturity Date.

(b) Each Swingline Advance shall be repaid on its Maturity Date in accordance with paragraph (a) above. In the event that a Swingline Advance is not so repaid each Bank (other than a Swingline Bank) will within four Business Days of a demand to that effect from the Agent or, as the case may be, the US Swingline Agent pay to the Agent or, as the case may be, the US Swingline Agent on behalf of the Swingline Banks and their Swingline Affiliates an amount equal to its Agreed Percentage of the principal of such Swingline Advance and accrued interest (including default interest) thereon to the date of actual payment by such Bank. The relevant Borrower shall forthwith reimburse the Banks (through the Agent or, as the case may be, the US Swingline Agent) in full for each payment made by the Banks under this paragraph (b). Each amount the relevant Borrower is required to reimburse to the Banks under this paragraph (b) shall be deemed to be an overdue amount under Clause 10.4 (Default Interest) which fell due for payment by the relevant Borrower on the day on which the payment by the Banks giving rise to the reimbursement obligation was made and shall accrue default interest under Clause 10.4 (Default Interest) accordingly.

9.   PREPAYMENT AND CANCELLATION

9.1  Automatic Cancellation of the Total Commitments

(a) The undrawn Tranche A Commitment of each Bank shall be automatically cancelled at the close of business in London on the last day of the Tranche A Availability Period.

(b) The Tranche B Commitment of each Bank (including the Swingline Commitments of the Swingline Banks) shall be automatically cancelled at the close of business in London on the last day of the Tranche B Availability Period.

9.2  Voluntary Cancellation

(a) The Parent may, by giving not less than five days' prior written notice to the Agent specifying the relevant Tranche(s), cancel the unutilised portion of the Tranche A Total Commitments or the Tranche B Total Commitments or both, in whole or in part (but, if in part, in a minimum amount of euro 50,000,000 and in integral multiples of euro 10,000,000 in aggregate for both Tranches). Any cancellation in part of the Tranche B Total Commitments shall be applied against the Tranche B Commitment of each Bank pro rata. Any cancellation in part of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Tranche B Total Commitments shall be applied against the Tranche B Commitment of each Bank pro rata.

(b) Whenever part of the Tranche B Total Commitments are cancelled, the Swingline Commitments shall not be cancelled unless (i) the amount of the Swingline Total Commitments would exceed the Tranche B Total Commitments after such cancellation or (ii) the Swingline Commitment of any Swingline Bank would exceed its Tranche B Commitment after such cancellation. In any such case, the Swingline Total Commitments shall, at the same time as the cancellation of the Tranche B Total Commitments takes effect, be cancelled by such amount as is necessary to ensure that after the relevant cancellation of the Tranche B Total Commitments the Swingline Total Commitments do not exceed the Tranche B Total Commitments and the Swingline Commitment of each Swingline Bank does not exceed its Tranche B Commitment.

9.3  Voluntary prepayment

(a) Any Borrower may, by giving not less than five days' prior notice to the Agent, prepay without premium or penalty the whole or any part of any Advance made to it under Tranches A or B (but, if in part, in an aggregate minimum Original Euro Amount, taking all prepayments made by all the Borrowers under both Tranches on the same day together, of euro 50,000,000 and in integral multiples of euro 10,000,000).

(b)  Any voluntary prepayment under paragraph (a) above will:

     (i) be applied against Tranche A or B in such proportions as may be specified by the Borrower in the notice of prepayment or, if not specified, against Tranche A; and

     (ii) be applied against all the Advances of all the Banks in the relevant Tranche(s) pro rata.

9.4  Mandatory Prepayment Event

     If at any time any single person, or group of persons acting in concert (as defined in the City Code on Takeovers and Mergers), acquires control (as defined in Section 416 of the Income and Corporation Taxes Act 1988) of the Parent then the Parent will notify the Agent within thirty days and the Agent will, if instructed to do so by the Majority Banks, by notice to the Parent given no earlier than ninety days after the date that notice is given to the Agent:

     (a) call for prepayment of all the Advances on such date as it may specify in such notice whereupon all the Advances shall become due and payable on such date together with accrued interest and any other sums then owed by the Obligors under the Finance Documents;

     (b) call for each Borrower to perform its obligations under Clause 8.3 (Payment of Bills) in respect of all outstanding Bills on such date as it may specify in such notice as if such date were the Maturity Date of each of those Bills; and

     (c) declare that the Total Commitments shall be cancelled, whereupon the Total Commitments shall be cancelled and the Commitment of each Bank shall be cancelled and reduced to zero.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

9.5  Changes to Borrowers

(a) Any Borrower (other than the Parent) in respect of which no Utilisation, interest or related amount is outstanding may, at the request of the Parent, cease to be a Borrower by giving not less than two Business Days' notice to the Agent, which, upon taking effect, shall discharge that Borrower's obligations under this Agreement. No such discharge will take effect, however, if at the time or immediately thereafter any Default has occurred which is continuing.

(b) Any Borrower (the "Existing Borrower") will be released from its obligations under this Agreement as a Borrower (and thereupon cease to be a "Borrower") upon another Borrower (the "Substitute Borrower") assuming the obligations in respect thereof of the Existing Borrower provided that:

     (i) any such substitution shall take effect on and from the later of the day upon which the Agent notifies the Parent in writing that it is satisfied with the compliance with the matters set out in paragraph
          (b)(iii) below and the date for substitution specified in the relevant notice under paragraph (b)(ii) below;

     (ii) notice of the proposed substitution has been delivered by the Parent to the Agent not less than two Business Days prior to the proposed substitution; and

    (iii) the Substitute Borrower enters into a Novation Agreement with the Existing Borrower, the Parent and the Agent on behalf of the Finance Parties in the form of Part III of Schedule 6 together with such amendments as the Agent may, at the request of the Parent, approve.

     Each Bank authorises the Agent to sign on its behalf any Novation Agreement entered into in accordance with this paragraph (b).

9.6  Right of prepayment and cancellation

     If any Borrower is required to pay or is notified by any Bank in writing that it will be required to pay any amount to a Bank under Clause 12 (Taxes) or Clause 15 (Increased Costs), or if circumstances exist such that a Borrower will be required to pay any amount to a Bank under Clause 12 (Taxes), the Parent may, whilst the circumstances giving rise or which will give rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Agent. On the date falling three Business Days after the date of service of the notice:

     (a) each Borrower shall prepay all outstanding Advances made to it by that Bank;

     (b) each Borrower shall perform its obligations under Clause 8.3 (Payment of Bills) in respect of all outstanding Bills accepted by that Bank as if such third Business Day were the Maturity Date of each of those Bills; and

     (c) the Bank's Tranche A Commitment, and its Tranche B Commitment (including its Swingline Commitment (if any)) shall be permanently cancelled on the date of service of the notice.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

9.7  Miscellaneous provisions

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and any other amounts due under this Agreement in respect of that prepayment (including, but not limited to, any amounts payable under Clause 25.2(b) (Other indemnities) if not made on a Maturity Date for the relevant Tranche A Advance, Tranche B Advance or Swingline Advance).

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) Subject to the terms of this Agreement, any amount prepaid under Clause 9.3 (Voluntary prepayment) in respect of Tranche A (other than in respect of a Term-out Advance) or Tranche B may be reborrowed. No amount of the Tranche A Total Commitments or Tranche B Total Commitments (including the Swingline Total Commitments) cancelled under this Agreement may subsequently be reinstated.

10.  INTEREST

10.1 Interest Periods for Term-Out Advances

     The life of each Term-out Advance is divided into successive periods (each an "Interest Period") for the calculation of interest. The first Interest Period will be the period selected in the Request for that Term-out Advance and each subsequent Interest Period will be the period selected by the relevant Borrower by notice to the Agent received not later than 3.00 p.m. on the third Business Day before the end of the then current Interest Period or, in the case of a Term-out Advance in Sterling, not later than
     3.00 p.m. on the day before the last day of the then current Interest Period (being one month, two, three or six months or in any case such other period as the Agent and all the Banks may agree from time to time which does not overrun the third Anniversary). If no such selection notice is received within the time limit mentioned above, the new Interest Period will be three months or such shorter period as is required to ensure that it does not overrun the third Anniversary.

10.2 Interest rate for all Advances

(a) The rate of interest on each Tranche A Advance (except a Term-out Advance) and Tranche B Advance for its Term and for each Term-out Advance for its Interest Period is the rate per annum determined by the Agent to be the aggregate of:

     (i)   the Margin;

     (ii)  LIBOR; and

     (iii) the MLA Cost, if applicable.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(b) The rate of interest on each Swingline Advance during its Term is the rate per annum determined by the Agent or, in respect of Swingline Advances in U.S. Dollars, the US Swingline Agent, to be the Swingline Rate for each day during its Term.

10.3 Due dates

     Except as otherwise provided in this Agreement, accrued interest on each Advance is payable by the relevant Borrower on its Maturity Date (or the last day of an Interest Period for a Term-out Advance) and also, in the case of any Advance with a Term or Interest Period longer than six months, at six-monthly intervals during its Term or Interest Period for so long as the Term or Interest Period continues.

10.4 Default interest

(a) If a Borrower fails to pay any amount payable by it under this Agreement, it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, both before and after judgment, at a rate (the "default rate") determined by the Agent or, as the case may be, the US Swingline Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Tranche A Advance in the currency of the overdue amount for such successive Terms of such duration as the Agent may determine (each a "Designated Term") provided that, in the case of principal falling due before its Maturity Date, the default rate up to that Maturity Date will be one per cent. per annum above the rate applicable to that principal immediately before it fell due.

(b) The default rate will be determined on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Term, as appropriate.

(c) If the Agent or, as the case may be, the US Swingline Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to each Bank from whatever sources it may reasonably select after consultation with the Reference Banks.

(d)  Default interest will be compounded at the end of each Designated Term.

10.5 Notification of rates of interest

     The Agent or, as the case may be, the US Swingline Agent will promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

11.  PAYMENTS

11.1 Place of Payment

     All payments by an Obligor or a Bank under this Agreement shall be made to the Agent or (if the payment relates to Swingline Advances in U.S. Dollars) the US Swingline Agent to its account at such office or bank in the principal financial centre of the country of the currency concerned (or, in the case of euros, in the principal financial centre of such of the Treaty
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      Countries or London as it may reasonably specify) as it may notify to the Obligor or Bank for this purpose.

11.2  Funds

      Payments under this Agreement to the Agent or (if the payment relates to Swingline Advances in U.S. Dollars) the US Swingline Agent shall be made for value on the due date at such times and in such funds as it may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

11.3  Distribution

(a) Each payment received by the Agent or, as the case may be, the US Swingline Agent, under this Agreement for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent or, as the case may be, the US Swingline Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the country of the relevant currency (or, in the case of euros, in the principal financial centre of such of the Treaty Countries or London as the Agent or, as the case may be, the US Swingline Agent, may reasonably specify) as it may notify to the Agent or, as the case may be, the US Swingline Agent, for this purpose by not less than five Business Days' prior notice.

(b) The Agent or, as the case may be, the US Swingline Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid under this Agreement to the Agent or, as the case may be, the US Swingline Agent for the account of another Party, the Agent or, as the case may be, the US Swingline Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent or, as the case may be, the US Swingline Agent may, however, assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent or, as the case may be, the US Swingline Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Agent or, as the case may be, the US Swingline Agent, together with interest on that amount from the date of payment to the date of receipt, calculated at a rate reasonably determined by the Agent or, as the case may be, the US Swingline Agent, to reflect its cost of funds.

11.4  Currency

(a)   In this Agreement:

      (i) a repayment or prepayment of an Advance is payable in the currency in which the Advance is denominated;

      (ii) interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      (iii) amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred; and

      (iv) any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in euros.

(b) Until the Commencement Date, all references to euros will be construed as references to ECU and will be payable in or calculated by reference to ECU at the rate of one ECU for one euro.

(c)   On and after the Commencement Date:

      (i) any Advance in the currency of a Treaty Country will be made in the euro unit;

      (ii) each obligation under this Agreement which has been denominated in a national currency unit shall only be redenominated into the euro unit at the time provided for and in accordance with EMU legislation; and

      (iii) any amount payable by the Agent to the Banks under this Agreement in the currency of a Treaty Country will be paid in the euro unit.

(d) If and to the extent that any EMU legislation provides that an amount denominated either in the euro unit or in the national currency unit of a given Treaty Country and payable within that Treaty Country by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each Party shall be entitled to pay or repay that amount either in the euro unit or in the national currency unit.

11.5  Set-off and counterclaim

      All payments made by an Obligor under this Agreement shall be made without set-off or counterclaim.

11.6  Non-Business Days

(a) If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). If, however, the extension of the due date would mean that a Bill would have a Term of more than 187 days, then the due date for that payment shall instead be the preceding Business Day.

(b) During any extension of the due date for payment of any principal under this Clause 11.6 interest is payable on the principal at the rate payable on the original due date.

11.7  Partial payments

      If the Agent receives a payment insufficient to discharge all the amounts then due and payable by an Obligor under this Agreement, the Agent shall apply that payment towards the obligations of the Obligors under this Agreement in the following order:

      (a) first, in or towards payment pro rata of any unpaid costs, fees and expenses of the Agent under this Agreement;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (b) secondly, in or towards payment of any accrued fees due but unpaid under Clause 22.3 (Up-front fee);

     (c) thirdly, in or towards payment pro rata of any accrued fees due but unpaid under Clauses 22.1 (Commitment fee) and 22.4 (Utilisation fee);

     (d) fourthly, in or towards payment pro rata of any interest due but unpaid under this Agreement;

     (e) fifthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

     (f) sixthly, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

     The Agent shall, if so directed by all the Banks, vary the order set out in paragraphs (c), (d) and (e) above.

12.  TAXES

12.1 Gross-up

(a) All payments by an Obligor under the Finance Documents shall be made free and clear of and without deduction for or on account of any Applicable Taxes, except to the extent that the Obligor is required by law to make payment subject to any Applicable Taxes. Subject to paragraph (b) below and Clauses 12.2 (Qualifying Bank) and 12.3 (U.S. Taxes), if any Applicable Taxes or amounts in respect of Applicable Taxes must be deducted or withheld from any amounts payable or paid by an Obligor, or paid or payable by the Agent or, as the case may be, the US Swingline Agent, to a Finance Party under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Finance Party receives and retains (after any deduction or withholding in respect of such additional amounts) a net amount equal to the full amount which it would have received and so retained had payment not been made subject to Applicable Taxes.

(b) An Obligor is not obliged to pay any additional amount pursuant to paragraph (a) above in respect of any deduction which would not have been required if the relevant Finance Party had obtained any exemption from the deduction or withholding of Applicable Taxes which it is able to obtain.

(c)  Each Obligor will, within thirty days of the later of:

     (i) any payment being made in respect of which tax is required by law to be deducted or withheld; or

     (ii) the date on which the Obligor is required to account for the amount deducted or withheld to the appropriate tax authority,

     deliver to the Agent for the relevant Bank evidence (including any relevant tax receipts) that the amount deducted or withheld has been duly accounted for to the appropriate tax authority.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

12.2  Qualifying Bank

(a)   If:

      (i) on the Signing Date, any Bank which is a Party on the Signing Date is not a Qualifying Bank; or

      (ii) after the Signing Date, a Bank ceases to be a Qualifying Bank other than as a result of the introduction of, suspension, withdrawal or cancellation of, or change in, or change in the official interpretation, administration or official application of, any law, regulation having the force of law, tax treaty or any published practice or published concession of the U.K. Inland Revenue or any other relevant taxing or fiscal authority in any jurisdiction with which the relevant Bank has a connection, occurring after the Signing Date; or

      (iii) on the date of any novation, transfer or assignment under Clause 28 (Changes to the Parties), a New Bank (as such term is defined in that Clause) is not a Qualifying Bank,

      then no Obligor shall be liable to pay to that Bank under Clause 12.1 (Gross-up) any amount in respect of taxes levied or imposed by the U.K. or any taxing authority of or in the U.K. in excess of the amount it would have been obliged to pay if that Bank had been a Qualifying Bank on such date or had not ceased to be a Qualifying Bank.

(b) Each Bank represents to each Obligor that on the date on which it becomes a Party to this Agreement (and on the date that the Bank designates a new Facility Office) it is a Qualifying Bank and a U.S. Qualifying Bank. Each Bank will notify the Parent through the Agent as soon as practicable if it ceases to be a Qualifying Bank or a U.S. Qualifying Bank.

12.3  U.S. Taxes

(a) No U.S. Borrower shall be required to pay any additional amount pursuant to Clause 12.1 (Gross-up) in respect of United States federal income, branch profits or franchise taxes with respect to a sum payable by it pursuant to this Agreement to a Bank if such Bank:

      (i) on the date it becomes a Party to this Agreement or has designated a new Facility Office either:

           (1) in the case of a Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), is not entitled to submit a Form 1001 or Form W-8 (relating to such Bank and claiming a complete exemption from withholding on interest payable pursuant to this Agreement) or a Form 4224 (relating to interest payable pursuant to this Agreement) (or any successor forms) with respect to interest payable pursuant to this Agreement; or

           (2)  in the case of a Bank which is a United States person, if Clause
                12.1 (Gross-up) would apply (other than as a result of the introduction of, suspension, withdrawal or cancellation of, or change in the official interpretation, administration or official application of, any law, regulation having the force

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                of law, tax treaty or any published practice or published concession of the United States Internal Revenue Service or any other relevant taxing or fiscal authority in any jurisdiction with which the relevant Bank has a connection, occurring after the date the Bank becomes a Party to this Agreement or has designated a new Facility Office); or

     (ii) has failed to submit any form, certificate or other information with respect to such sum payable that it was required to file pursuant to paragraph (b) below and is entitled to file under applicable law, and a Bank (or its Facility Office designated in respect of payments made by a U.S. Borrower) will be a "U.S. Qualifying Bank" for the purposes of lending to a U.S. Borrower unless it falls within paragraphs (i) or (ii) above.

(b) If a Bank is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) it shall (if and to the extent that it is entitled to do so under applicable law) submit as soon as reasonably practicable in duplicate to each U.S. Borrower duly completed and signed copies of either Form 1001 (or, in the case of payment made after 31st December, 1998, Form W-8) of the United States Internal Revenue Service (relating to such Bank and claiming complete exemption from withholding on all amounts (to which such withholding would otherwise apply) to be received by such Bank, including fees, pursuant to this Agreement in connection with any borrowing by such U.S. Borrower) as a result of a tax treaty concluded with the United States or Form 4224 of the United States Internal Revenue Service (relating to all amounts (to which such withholding would otherwise apply) to be received by such Bank, including fees, pursuant to this Agreement in connection with any borrowing by such U.S. Borrower). Thereafter and from time to time at the request of a U.S. Borrower, such Bank shall (if and to the extent that it is entitled to do so under applicable law) submit to each U.S. Borrower such additional duly completed and signed copies of one or the other such Forms (or such successor Forms as shall be adopted from time to time by the relevant United States taxation authorities) or any additional information as may be required under then current United States law or regulations to claim the inapplicability of or exemption from United States withholding taxes on payments in respect of all amounts (to which such withholding would otherwise apply) to be received by such Bank, including fees, pursuant to this Agreement in connection with any borrowing by such U.S. Borrower.

(c) If a Bank is a United States person (as such term is defined in Section 7701(a)(30) of the Code) it shall, on the date hereof, and thereafter upon the request of each U.S. Borrower, submit in duplicate to each U.S. Borrower a certificate to the effect that it is such a United States person and shall (if and to the extent that it is entitled to do so under applicable law) upon the request of a U.S. Borrower submit any additional information that may be necessary to avoid United States withholding taxes on all payments, including fees, (to which such withholding would otherwise apply) to be received pursuant to this Agreement in connection with any borrowing by such U.S. Borrower.

(d) To the extent that any U.S. Borrower becomes aware of the need for any other such Form or information it will notify the relevant Banks as soon as reasonably practicable thereafter and such Bank shall (if and to the extent that it is entitled to do so under applicable law) submit as soon as practicable in duplicate to each U.S. Borrower duly completed and signed copies of any such Form or information.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

12.4  Collecting Agents Rules

      In relation to the Facilities, each Bank represents to the Agent that, on the date on which it becomes a Party to this Agreement, it is:

      (a)  either:

           (i) not resident in the United Kingdom for United Kingdom tax purposes; or

           (ii) a bank as defined in section 840A of the Income and Corporation Taxes Act 1988 and resident in the United Kingdom; and

      (b) beneficially entitled to the principal and interest payable by the Agent to it under this Agreement,

      and it shall forthwith notify the Agent if either representation ceases to be correct.

12.5  Tax Credit

(a) If an Obligor makes a payment pursuant to Clause 12.1 (Gross up) for the account of any Finance Party and such Finance Party has received or been granted a credit against, or relief or remission or repayment of, any tax paid or payable by it (a "Tax Credit") which is attributable to that payment or the corresponding payment under the Finance Document such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Obligor concerned such amount as is attributable to such payments and which will leave the Finance Party (after such payment) in no better or worse position than it would have been if the Obligor concerned had not been required to make any deduction or withholding.

(b) Nothing in this Clause 12.5 shall interfere with the right of a Finance Party to arrange its tax affairs in whatever manner it thinks fit and without limiting the foregoing no Finance Party shall be under any obligation to claim a Tax Credit or to claim a Tax Credit in priority to any other claims, relief, credit or deduction available to it (however, each Bank shall, if practicable, seek any Tax Credit available to it consequent upon any deductions for tax being made from any payment to it under Clause 12.1 (Gross up)). No Finance Party shall be obliged to disclose any confidential information relating to its tax affairs or any computations in respect thereof.

(c)   If any Finance Party makes any payment to an Obligor pursuant to paragraph
      (a) above and that Finance Party (acting reasonably) subsequently determines that the credit, relief, remission or repayment in respect of which such payment was made was not available to it or has been withdrawn from it or that it was unable to use such credit, relief, remission or repayment in full, the Obligor shall reimburse that Finance Party to the extent (but not exceeding the relevant payment by that Finance Party under paragraph (a) above) that it determines (acting reasonably) to have been required to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by that Finance Party.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

13.   MARKET DISRUPTION

13.1  Absence of quotations

      If, in relation to any Advance, LIBOR is to be determined in accordance with paragraph (b) of its definition but a Reference Bank does not supply an offered rate by 1.00 p.m. on a Rate Fixing Day, the applicable LIBOR shall, subject to Clause 13.2 (Market disturbance), be determined on the basis of the quotations of the remaining Reference Banks.

13.2  Market disturbance

      Notwithstanding anything to the contrary herein contained, if and each time that prior to or on a Utilisation Date relative to an Advance to be made:

      (a) LIBOR is to be determined in accordance with paragraph (b) of its definition and only one or no Reference Bank supplies a rate for the purposes of determining LIBOR; or

      (b) only one or no Reference Bank supplies a rate for the purposes of determining EBDR; or

      (c)  the Agent is notified by the Majority Banks that:

           (i) deposits in the currency of that Advance are not in the ordinary course of business available in the London interbank market for a period equal to the Term or Interest Period concerned in amounts sufficient to fund their participations in that Advance; or

           (ii) by reason of circumstances affecting the London interbank market generally, adequate and fair means do not exist for ascertaining the LIBOR applicable to such Advance during its Term or Interest Period or LIBOR does not adequately represent the cost of funding to the Majority Banks; or

           (iii) adequate and fair means do not exist for ascertaining EBDR,

      the Agent shall promptly give written notice of such determination or notification to the Parent and to each of the Banks.

13.3  Alternative Rates

      If the Agent gives a notice under Clause 13.2 (Market disturbance):

      (a) the Parent and the Banks may (through the Agent) agree that, if not already drawn, the Advances concerned shall not be borrowed or Bills should not be drawn; or

      (b)  in the absence of such agreement:

           (i) the Term or Interest Period of the Advances concerned shall be one month;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           (ii) in the case of Clause 13.2(c) (Market disturbance), the Advances shall be made in euros, in an amount equal to the Original Euro Amount of the Advance concerned;

           (iii) in the case of Bills where Clauses 13.2(b) and (c)(iii) apply, the relevant Bills shall not be accepted and the relevant Banks will instead make an Advance in Sterling in accordance with Clause 6.6 (Advances as an alternative); and

           (iv) during the Term or Interest Period of each Advance concerned (other than an Advance under (b)(iii) above unless Clause 13.2(a) or (c) (Market Disturbance) applies to that Advance) the rate of interest applicable to the participation of each Bank in such Advance shall be the Margin plus, if applicable, MLA Cost plus the rate per annum notified by the Bank concerned to the Agent before the last day of such Term or Interest Period to be that which expresses as a percentage rate per annum the cost to such Bank of funding its participation in such Advance from whatever sources it may reasonably select with a view to providing funding at the lowest reasonably practicable rate.

14.   AVAILABILITY OF CURRENCIES

14.1  Revocation of currency

      If the currency selected in accordance with Clause 5.2(b) (Completion of Requests) is an Optional Currency other than Sterling or U.S. Dollars, and, before 9.30 a.m. on any Rate Fixing Day relating to the start of any Term, the Agent receives notice from a Bank that:

      (a) it is impossible for that Bank to fund its participation in the relevant Advance in the relevant Optional Currency during its Term in the ordinary course of business in the London interbank market; and/or

      (b) the use of the proposed Optional Currency would contravene any law or regulation,

      the Agent shall give notice to the relevant Borrower to that effect before
      11.00 a.m. on that day.  In this event:

      (i) the relevant Borrower and the Bank may agree that the Advance will not be made; or

      (ii) in the absence of agreement:

           (1) that Bank's participation in the Advance (or, if more than one Bank is similarly affected, those Banks' participations in the Advance) shall be treated as a separate Advance denominated in Sterling; and

           (2) in the definition of "LIBOR" (insofar as it applies to that Advance) in Clause 1.1 (Definitions) there shall be substituted for the time "11.00 a.m." the time "1.00 p.m.".

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

14.2  ECU

(a)   If, at any time prior to the Commencement Date:

      (i) the ECU ceases to be utilised as the basic accounting unit of the European Union, (otherwise than as a result of the introduction of the euro); or

      (ii) the ECU ceases to be used in the European Monetary System (otherwise than as a result of the introduction of the euro); or

      (iii) for reasons affecting the market in ECU generally, ECU are not freely traded between banks in the London interbank market; or

      (iv) it becomes illegal or impossible for payments to be made under this Agreement in ECU,

      then:

      (1) the Agent shall notify the Parent and the Banks promptly upon becoming aware of the event;

      (2) the Banks shall not be obliged to make any Advances denominated in ECU on or after the date of that notification; and

      (3) subsequently each amount which would otherwise have been payable by the Borrowers under this Agreement in ECU shall be paid by the Borrowers in Sterling or another currency acceptable to the Majority Banks (the "replacement currency") and the amount of the replacement currency so payable will be determined in accordance with paragraph (b) below.

(b)   (i)    The equivalent in the replacement currency of any Advance in ECU for the purposes of paragraph (a) above will be calculated by the Agent as the sum of the equivalent in the replacement currency of the components of the ECU;

      (ii) the components of the ECU for this purpose will be the currency amounts that were components of the ECU when the ECU was most recently used in the European Monetary System, except that, if the ECU is being used for the settlement of transactions by public institutions of or within the European Community, or was so used after its most recent use in the European Monetary System, the components will be:

             (1) the currency amounts that are components of the ECU as so used on the day the calculation of the amount of the replacement currency is to be made (the "day of valuation"); or

             (2) the currency amounts that were components of the ECU when it was most recently so used, as appropriate;

      (iii) the rates to be used by the Agent for the above purposes will be its rates for the purchase in the London foreign exchange market of the replacement currency with each

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             of the components at or about 11.00 am on the day of valuation for value on the day the relevant payment in the replacement currency is due; and

      (iv) the day of valuation will be the day determined by the Agent for the purposes of calculating the equivalent in the replacement currency of any amount in ECU and will be the day two Business Days before the relevant payment in the replacement currency is due.

(c)   Clauses 14.2 (a) and (b) will not apply after the Commencement Date.

15.   INCREASED COSTS

15.1  Increased costs

(a) Subject to Clause 15.2 (Exceptions), the Parent shall within five Business Days of demand by a Finance Party pay that Finance Party the amount of any increased cost incurred by it or any of its holding companies as a result of any change in (or change in any official or judicial interpretation of) or introduction of any law or regulation (including any relating to taxation or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b)   In this Agreement "increased cost" means:

      (i) an additional cost incurred by a Finance Party or any of its holding companies as a result of it performing, maintaining or funding its obligations under, this Agreement; or

      (ii) that portion of an additional cost incurred by a Finance Party or any of its holding companies in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Advances made or to be made by it under this Agreement as is attributable to it making, funding or maintaining its Advances; or

      (iii) a reduction in any amount payable to a Finance Party or the effective return to a Finance Party under this Agreement or on its capital (or the capital of any of its holding companies); or

      (iv) the amount of any payment made by a Finance Party, or the amount of interest or other return foregone by a Finance Party, calculated by reference to any amount received or receivable by a Finance Party from any other Party under this Agreement.

(c) A Finance Party shall notify the Parent promptly upon becoming aware that it has incurred an increased cost as a result of any law or regulation referred to in paragraph (a) above and shall provide calculations in reasonable detail of the basis of such increased cost and its allocation to this Agreement.

15.2  Exceptions

      Clause 15.1 (Increased costs) does not apply to any increased cost:

      (a)  compensated for by the payment of the MLA Cost; or

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      (b) any part of which is attributable to the delay by a Bank in notifying the Parent of the increased cost; or

      (c) attributable to any tax or amounts in respect of tax which must be deducted from any amounts payable or paid by a Borrower or paid or payable by the Agent to a Finance Party under the Finance Documents (or which would have been payable but for Clause 12.2 (Qualifying
          Bank)); or

      (d) which is, or is attributable to, any tax on the overall net income, profits or gains of a Bank or any of its holding companies (or the overall net income, profits or gains of a division or branch of the Bank or any of its holding companies); or

      (e) resulting from a Finance Party breaching a regulation imposed on it after the Signing Date by any fiscal, monetary or other regulatory authority; or

      (f) which is attributable to the introduction of the euro (other than an increased cost which the Majority Banks reasonably determine is being incurred generally and on a consistent basis by banks (or a class of banks of which a Bank forms part) transacting euro business in the London interbank market).

16.   ILLEGALITY AND MITIGATION

16.1  Illegality

      If it becomes unlawful or contrary to any regulation in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain any Advance, then the Bank may notify the Parent through the Agent accordingly and thereupon:

      (a) each Borrower shall, to the extent required and within the period allowed by such regulation or, if no period is allowed, forthwith:

           (i) repay any Advances made to it by that Bank together with all other amounts payable by it to that Bank under this Agreement; and

           (ii) perform its obligations under Clause 8.3 (Payment of Bills) in respect of all outstanding Bills accepted by that Bank as if that day were the Maturity Date of each of those Bills; and

      (b) the Bank's Tranche A Commitment and Tranche B Commitment shall be cancelled.

16.2  Mitigation

      Notwithstanding the provisions of Clauses 12 (Taxes), 15 (Increased Costs) and 16.1 (Illegality), if in relation to a Bank or (as the case may be) the Agent circumstances arise which would result in:

      (a) any deduction, withholding or payment of the nature referred to in Clause 12 (Taxes); or

      (b) any increased cost of the nature referred to in Clause 15 (Increased Costs); or

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      (c)  a notification pursuant to Clause 16.1 (Illegality),

      then without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the Agent, such Bank shall promptly upon becoming aware of the same notify the Agent thereof (whereupon the Agent shall promptly notify the Parent) and such Bank shall endeavour to transfer its participation in the Facility and its rights hereunder and under the Finance Documents to another financial institution or Facility Office not affected by the circumstances having the results set out in (a), (b) or
      (c) above and shall otherwise take such reasonable steps as may be open to it to mitigate the effects of such circumstances. No Bank, however, is required to take any action which would be prejudicial to it or which would conflict with its general banking policies, or give rise to any material cost or expense.

17.   GUARANTEE

17.1  Guarantee

      The Parent irrevocably and unconditionally:

      (a) as principal obligor, guarantees to each Finance Party prompt performance by each Borrower (other than the Parent) of all its obligations under the Finance Documents;

      (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Parent shall upon demand by the Agent given no earlier than on the expiry of any grace period applicable under Clause 20 (Default) pay that amount as if the Parent instead of the relevant Borrower were expressed to be the principal obligor; and

      (c) indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by the Parent is or becomes unenforceable, invalid or illegal.

17.2  Continuing guarantee

      This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3  Reinstatement

(a) Where any discharge (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Parent under this Clause 17 shall continue as if the discharge or arrangement had not occurred (but only to the extent that such payment, security or other disposition is avoided or restored).

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

17.4  Waiver of defences

      The obligations of the Parent under this Clause 17 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 17 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

      (a) any time or waiver granted to, or composition with, any Borrower or other person;

      (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

      (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

      (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 17 shall include each variation or replacement;

      (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the Parent's obligations under this Clause 17 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; and

      (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Borrower under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Parent's obligations under this Clause 17 be construed as if there were no such circumstance.

17.5  Immediate recourse

      The Parent waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Parent under this Clause 17.

17.6  Appropriations

      Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

      (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Parent shall not be entitled to the benefit of the same; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      (b) hold in a suspense account (bearing interest at a commercial rate) any moneys received from the Parent or on account of the Parent's liability under this Clause 17, without liability to pay interest on those moneys.

17.7  Non-competition

      Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been paid in full, the Parent shall not, after a claim has been made and by virtue of any payment or performance by it under this Clause 17:

      (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Parent's liability under this Clause 17; or

      (b) claim, rank, prove or vote as a creditor of any Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

      (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Borrower or exercise any right of set-off as against any Borrower.

      The Parent shall within five Business Days of receipt pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 17.7.

17.8  Additional security

      This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by any Finance Party.

18.   REPRESENTATIONS AND WARRANTIES

18.1  Representations and warranties

      Each Obligor represents and warrants that:

      (a) due incorporation: it has been duly incorporated in accordance with the laws of its place of incorporation and is validly existing;

      (b) powers and authority: this Agreement is within its powers and the execution, delivery and performance thereof has been duly authorised;

      (c) validity: subject to any qualifications as to matters of law in the relevant forms of opinion referred to in Schedule 3, this Agreement constitutes its legal, valid and binding obligation; and

      (d) no breach: this Agreement and the transactions hereby contemplated do not and will not contravene in any material respect (i) its constitutional documents, (ii) any law or

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           regulation in its country of incorporation, or (iii) any loan stock, debenture, mortgage or other contract in respect of any Borrowings to which it is party;

      (e) no Event of Default: no Event of Default has occurred and is continuing;

      (f) accounts: the most recent audited annual consolidated profit and loss account and balance sheet of the Parent which have been delivered to the Agent from time to time together with the notes thereto give a true and fair view of the results of the operations of the Parent and its Subsidiaries for the period to which they relate and the financial position of the Parent and its Subsidiaries as at the date to which they were prepared;

      (g) U.S. Borrowers: no U.S. Borrower is an investment company under the United States Investment Company Act of 1940, as amended, or is exempt from the provisions of that Act pursuant to an exemption under that Act, all of the conditions of which have been and are being fulfilled;

      (h) ERISA: if there is a U.S. Borrower, each member of the Controlled Group is in compliance with the applicable provisions of law, including ERISA, the Code and the applicable minimum funding standard requirements of ERISA and the Code with respect to each Plan except where such non compliance could reasonably be expected not to have a material adverse effect on the ability of any Obligor to perform its obligations under the Finance Documents. No Reportable Event which has or could reasonably be expected to result in any material liability has occurred with respect to any Plan. No member of the Controlled Group has:

           (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan; or

           (ii) made any amendment to any Plan, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code; and

      (i) Margin Stock: none of the proceeds of any Advance shall be used, directly or indirectly, and whether immediately, ultimately or incidentally, for any purpose which entails a violation of, or that is inconsistent with, the provisions of Regulation U or Regulation X of the regulations of the Board of Governors of the Federal Reserve System of the United States. None of the Obligors nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying "margin stock" (within the meaning of such Regulation U).

18.2  Times for making representations and warranties

      The representation and warranties contained in Clause 18.1:

      (a) will be made by the Parent and the Original Borrowers on the Signing Date;

      (b) will be deemed to be repeated by each Obligor on each Utilisation Date and first day of each Interest Period for Term-out Advances with reference to the facts and circumstances then existing; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (c) will be deemed to be made by an Additional Borrower on the date it executes a Borrower Accession Agreement under Clause 28.4 (Additional Borrowers) with reference to the facts and circumstances then existing.


19.  UNDERTAKINGS

19.1 Financial Information

     The Parent will supply to the Agent in sufficient copies for the Banks:

     (a) as soon as practicable after publication (and in any event within the periods specified below):

          (i) in the case of the Parent, the audited consolidated accounts of the Group for that financial year, within 180 days of the end of each of its financial years; and

          (ii) in the case of any other Borrower, its unaudited (or, if available, audited) unconsolidated accounts for that financial year, within 180 days of the end of each of its financial years; and

     (b) as soon as practicable after publication (and in any event within 90 days of the end of the first half of each of its financial years) the unaudited consolidated interim accounts of the Group for that half-year; and

     (c) all documents despatched by it to its shareholders (or any class of them) in their capacity as such as soon as practicable after the time they are so despatched.

19.2 Authorisations

     Each Obligor will promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation in any applicable jurisdiction to enable it to perform its obligations under, or for the validity or enforceability of, this Agreement in all material respects.

19.3 Pari passu ranking

     Each Obligor will procure that its obligations under this Agreement do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations which are mandatorily preferred by law.

19.4 Negative Pledge

     No Obligor will create or permit to subsist any Security Interest over all or any part of its assets to secure any Borrowings except for any Permitted Security Interest.

19.5 Notification of Event of Default

     Each Obligor will notify the Agent of the occurrence of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of it.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

20.  DEFAULT

20.1 Events of Default

     Each of the events set out in Clauses 20.2 (Non-Payment) to 20.12 (Material Adverse Change), both inclusive, is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor).

20.2 Non-Payment

     Any Obligor fails to pay within five Business Days of the Agent giving notice to the Parent of such non-payment any amount payable by it under this Agreement in respect of principal or interest at the place at and in the currency in which it is expressed to be payable.

20.3 Breach of other obligations

     Any Obligor fails to comply with any provision of this Agreement (other than those referred to in Clause 20.2 (Non-Payment)) and, if that default is capable of remedy, the Obligor fails to cure that default within thirty days of the Agent giving notice to the Parent requiring remedy.

20.4 Misrepresentation

     Any representation or warranty made or repeated in this Agreement is incorrect in any material respect when made or deemed to be repeated and, in the case of a matter capable of being remedied, is not remedied within thirty days of the Agent giving notice to the Parent requiring remedy.

20.5 Cross Acceleration

     Any other Borrowings of any Obligor are:

     (a) declared due and payable prior to their normal maturity date as a result of a default (however described) by that Obligor; or

     (b) not paid within five Business Days of their due date or, if longer, within any applicable grace period,

     unless, in any such case, the aggregate amount of the Borrowings is less than euro 50,000,000 or its equivalent or the payment in question is being contested by the Obligor owing the amount by reason of a bona fide dispute.

20.6 Suspension of payments

     Any Obligor is unable to pay its debts as they fall due or suspends making payments (whether of principal or interest) with respect to all or any class of its debts as a result of financial difficulties.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


20.7  Insolvency proceedings

      A resolution is passed at a meeting of any Obligor for (or to petition for) its winding up or administration or any Obligor presents any petition for the winding up or administration of that Obligor or an order for the winding up or administration of that Obligor is made unless in each case it is a voluntary solvent winding up, amalgamation, reconstruction or reorganisation or part of a solvent scheme of arrangement.

20.8  Creditors' arrangements

      An Obligor agrees to any kind of composition, rescheduling, scheme, compromise or arrangement involving that Obligor and its creditors generally (or any class of them) as a result of financial difficulties.

20.9  Creditors' process

      Any administrative or other receiver or any manager of substantially all of the assets of an Obligor is appointed or an encumbrancer takes possession of, or any execution or distress is levied against, substantially all of the assets of any Obligor, in all cases:

      (a) in respect of Borrowings in an aggregate principal amount of not less than euro 50,000,000 or its equivalent; and

      (b) which is not paid out or discharged within thirty days after such appointment, taking of possession or levy.

20.10 Insolvency equivalent

      There occurs, in relation to any Obligor, in any country or territory in which it carries on business or to the jurisdiction of whose courts it or any of its assets are subject, any event which corresponds in that country or territory with any of those mentioned in Clauses 20.7 (Insolvency proceedings), 20.8 (Creditors' arrangements) or 20.9 (Creditors' process) inclusive above (subject to the same thresholds, grace periods and exceptions).

20.11 Ownership of Borrowers

      Any Borrower ceases to be a wholly-owned Subsidiary of the Parent (unless the Majority Banks have otherwise agreed).

20.12 Material Adverse Change

      There has been a material adverse change in the financial condition of the Group taken as a whole since the date of the latest annual accounts delivered to the Agent pursuant to Clause 19.1 (Financial information) which has had or will have a material adverse effect on the ability of the Parent to comply with its payment obligations under this Agreement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

20.13 Acceleration

      On and at any time after the occurrence of an Event of Default, provided that the event is continuing, the Agent may, and shall if so directed by the Majority Banks, by notice to the Parent:

      (a) declare the Advances to be forthwith due and payable together with interest thereon and all other amounts payable hereunder, notwithstanding that their respective Maturity Dates may not have occurred, and the same shall thereupon become due and payable; and/or

      (b) declare that each Borrower's obligations under Clause 8.3 (Payment of Bills) in respect of all outstanding Bills are immediately due and payable, whereupon they shall become immediately due and payable; and/or

      (c) cancel the Total Commitments (or such part of them as may be specified in such notice); and/or

      (d) demand that all Advances and obligations in respect of Bills be payable on demand, whereupon they will immediately become payable on demand.

21.   THE AGENTS AND THE JOINT LEAD ARRANGERS

21.1  Appointment and duties of the Agents

      Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents and each Swingline Bank appoints the US Swingline Agent to act as its agent in relation to the US Swingline Facility, and each Finance Party irrevocably authorises the Agent or, as the case may be, the US Swingline Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions. The Agent or, as the case may be, the US Swingline Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

21.2  Role of the Joint Lead Arrangers

      Except as otherwise provided in this Agreement, the Joint Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

21.3  Relationship

      The relationship between the Agent or, as the case may be, the US Swingline Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent or, as the case may be, the US Swingline Agent as trustee or fiduciary for any other Party or any other person and the Agent or, as the case may be, the US Swingline Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


21.4  Majority Banks' directions

      The Agent or, as the case may be, the US Swingline Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions the Agent or, as the case may be, the US Swingline Agent may act as it considers to be in the best interests of all the Banks.

21.5  Delegation

      The Agent or, as the case may be, the US Swingline Agent may act under the Finance Documents through its personnel and agents.

21.6  Responsibility for documentation

      Neither the Agent, the US Swingline Agent nor any of the Joint Lead Arrangers is responsible to any other Party for:

      (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document; or

      (b)  the collectability of amounts payable under any Finance Document; or

      (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

21.7  Default

(a) The Agent or, as the case may be, the US Swingline Agent is not obliged to monitor or enquire as to whether or not a Default or a Mandatory Prepayment Event has occurred. Neither the Agent nor the US Swingline Agent will be deemed to have knowledge of the occurrence of a Default or a Mandatory Prepayment Event. However, if the Agent or, as the case may be, the US Swingline Agent receives notice from a Party referring to this Agreement, describing the Default or Mandatory Prepayment Event and stating that the event is a Default or a Mandatory Prepayment Event, it shall promptly notify the Banks.

(b) The Agent or, as the case may be, the US Swingline Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

21.8  Exoneration

(a) Without limiting paragraph (b) below, the Agent or, as the case may be, the US Swingline Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(b) No Party may take any proceedings against any officer, employee or agent of the Agent or, as the case may be, the US Swingline Agent in respect of any claim it might have against the Agent or, as the case may be, the US Swingline Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

21.9  Reliance

      The Agent or, as the case may be, the US Swingline Agent may:

      (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

      (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

      (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's or, as the case may be, the US Swingline Agent's employment and those representing a Party other than the Agent or, as the case may be, the US Swingline Agent).

21.10 Credit approval and appraisal

      Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

      (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent, the US Swingline Agent or a Joint Lead Arranger in connection with any Finance Document; and

      (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

21.11 Information

(a) The Agent or, as the case may be, the US Swingline Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent or, as the case may be, the US Swingline Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clauses 4 (Conditions Precedent) and 28.4 (Additional Borrowers) upon the request of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Agent or, as the case may be, the US Swingline Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(d) Except as provided above, the Agent or, as the case may be, the US Swingline Agent has no duty:

      (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement; or

      (ii) unless specifically requested to do so by a Bank in accordance with this Agreement, to request any certificates or other documents from any Obligor.

21.12 The Agents and the Joint Lead Arrangers individually

(a) If it is also a Bank, each of the Agent, the US Swingline Agent and the Joint Lead Arrangers has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent, the US Swingline Agent or a Joint Lead Arranger.

(b) Each of the Agent, the US Swingline Agent and the Joint Lead Arrangers may:

      (i)   carry on any business with an Obligor or its related entities;

      (ii) act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

      (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

21.13 Indemnities

(a) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent or, as the case may be, the US Swingline Agent for its proportion of any liability or loss incurred by the Agent or, as the case may be, the US Swingline Agent in any way relating to or arising out of its acting as the Agent or, as the case may be, the US Swingline Agent, except to the extent that the liability or loss arises directly from the Agent's or, as the case may be, the US Swingline Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above is the proportion which the Original Euro Amount of its Utilisation(s) bears to the Original Euro Amount of all Utilisation(s) outstanding on the date of the demand. If, however, no Utilisation(s) are outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

(c) The Parent shall within five Business Days of demand reimburse each Bank for any payment made by it under paragraph (a) above.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


21.14 Compliance

(a) The Agent or, as the case may be, the US Swingline Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent or, as the case may be, the US Swingline Agent need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent, or, as the case may be, the US Swingline Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

21.15 Resignation and removal of Agents

(a) The Majority Banks may, by notice to the Agent or, as the case may be, the US Swingline Agent, remove either or both of them and replace them with a successor agent approved by the Parent (such approval not to be unreasonably withheld).

(b) Notwithstanding its irrevocable appointment, the Agent or, as the case may be, the US Swingline Agent may resign by giving notice to the Banks and the Parent, in which case the Agent or, as the case may be, the US Swingline Agent may forthwith appoint one of its Affiliates as successor Agent, or as the case may be successor US Swingline Agent or, failing that, the Majority Banks may, with the prior written consent of the Parent (such consent not to be unreasonably withheld), appoint a successor Agent or, as the case may be, successor US Swingline Agent.

(c) If the appointment of a successor Agent or, as the case may be, successor US Swingline Agent is to be made by the Majority Banks under paragraph (b) above but they have not, within 30 days after notice of resignation, appointed a successor Agent or, as the case may be, successor US Swingline Agent which accepts the appointment, the retiring Agent or, as the case may be, retiring US Swingline Agent may, with the prior written consent of the Parent (such consent not to be unreasonably withheld), appoint a successor Agent or, as the case may be, successor US Swingline Agent.

(d) The resignation or removal of the retiring Agent or, as the case may be, retiring US Swingline Agent and the appointment of any successor Agent or, as the case may be, successor US Swingline Agent will both become effective only upon the successor Agent or, as the case may be, successor US Swingline Agent notifying all the Parties that it accepts the appointment and provided the successor Agent or, as the case may be, successor US Swingline Agent has, if required under paragraphs (a), (b) or
      (c) above, been approved by the Parent. On giving the notification and receiving such approval, the successor Agent or, as the case may be, successor US Swingline Agent will succeed to the position of the retiring Agent or, as the case may be, retiring US Swingline Agent and the term "Agent" or, as the case may be, "US Swingline Agent" will mean the successor Agent or, as the case may be, successor US Swingline Agent.

(e) The retiring Agent or, as the case may be, retiring US Swingline Agent shall, at its own cost, make available to the successor Agent or, as the case may be, successor US Swingline Agent such documents and records and provide such assistance as the successor Agent or, as the case may be, successor US Swingline Agent may reasonably request for the purposes of performing

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      its functions as the Agent or, as the case may be, the US Swingline Agent under this Agreement.

(f) Upon its resignation or removal becoming effective, this Clause 21 shall continue to benefit the retiring Agent or, as the case may be, retiring US Swingline Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent or, as the case may be, the US Swingline Agent, and, subject to paragraph (e) above, it shall have no further obligation under any Finance Document.

21.16 Banks

      The Agent or, as the case may be, US Swingline Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Bank to the contrary by not less than five Business Days prior to the relevant payment.

21.17 Chinese Wall

      In acting as Agent, US Swingline Agent or Joint Lead Arranger, the agency and syndications division of each of the Agent, US Swingline Agent and Joint Lead Arrangers shall be treated as a separate entity from its other divisions and departments. Any information acquired at any time by the Agent, US Swingline Agent or any Joint Lead Arranger otherwise than in the capacity of Agent, US Swingline Agent or Joint Lead Arranger through its agency and syndications division (whether as financial advisor to any member of the Group or otherwise) may be treated as confidential by the Agent, US Swingline Agent or Joint Lead Arranger and shall not be deemed to be information possessed by the Agent, US Swingline Agent or Joint Lead Arranger in its capacity as such. Each Finance Party acknowledges that the Agent, US Swingline Agent and the Joint Lead Arrangers may, now or in the future, be in possession of, or provided with, information relating to the Obligors which has not or will not be provided to the other Finance Parties. Each Finance Party agrees that, except as expressly provided in this Agreement, neither the Agent, US Swingline Agent nor the Joint Lead Arrangers will be under any obligation to provide, or under any liability for failure to provide, any such information.

22.   FEES

22.1  Commitment fee

(a) The Parent shall pay to the Agent for distribution to each Bank pro rata to the proportion its Commitment bears to the Tranche A Total Commitments or, as the case may be, Tranche B Commitment bears to the Tranche B Total Commitments, from time to time a commitment fee at the rate of:

      (i)  0.035 per cent. per annum in relation to the Tranche A Commitments;
           and

      (ii) 0.075 per cent. per annum in relation to the Tranche B Commitments,

      on, in each case, any undrawn, uncancelled amount of the Tranche A Total Commitments or the Tranche B Total Commitments, as the case may be, on each day.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(b) The commitment fee is calculated and accrues on a daily basis from the Signing Date and is payable quarterly in arrear with the first payment due three months after the Signing Date. Accrued commitment fee is also payable to the Agent for the relevant Bank(s) on the cancelled amount of its Tranche A Commitment or, as the case may be, Tranche B Commitment at the time the cancellation takes effect.

22.2  Agent's fee

      The Parent shall pay to the Agent for its own account an agency fee in the amounts and on the dates agreed in the relevant Fee Letter.

22.3  Up-front fee

      The Parent shall pay to the Joint Lead Arrangers an up-front fee, in each case in the amount and on the dates specified in the relevant Fee Letter.

22.4  Utilisation Fee

(a) The Parent shall pay to the Agent for distribution to each Bank (pro rata to the proportion the principal amount of its outstanding Tranche B Advances and Bills drawn under Tranche B bears to the aggregate principal outstanding Tranche B Advances and Bills drawn under Tranche B in each currency on each day) a utilisation fee on the aggregate principal amount each day of all outstanding Utilisations under Tranche B at the rate specified in Column (1) below if on that day the Original Euro Amount of all outstanding Utilisations under Tranche B falls within the range set opposite that rate in Column (2) below:

                  (1)                            (2)
            UTILISATION FEE           ORIGINAL EURO AMOUNT OF ALL
              % PER ANNUM                  OUTSTANDING DRAWN
                                          TRANCHE B ADVANCES
                                          AND TRANCHE B BILLS


          Nil                            0-2,500,000,000

          0.025                          Above 2,500,000,000 up to and including
                                         3,500,000,000

          0.050                          Above 3,500,000,000


(b) Utilisation fee is calculated and, if payable, accrues on a daily basis and is payable quarterly in arrear in the same currencies as the Utilisations to which it relates with the first such payment, if any, due three months after the Signing Date. Accrued utilisation fee, if any, is also payable to the Agent for the relevant Banks on the Tranche B Final Maturity Date.

(c) The Parent shall pay an additional utilisation fee of 0.05 per cent. flat on the principal amount of any Term-out Advance in the same currency as that Term-out Advance to the Agent for distribution to each Bank (pro rata to the participation of that Bank in that Term-out Advance). Such amount, if any, is payable on the Utilisation Date for that Term-out Advance.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


23.   EXPENSES

23.1  Initial costs

      The Parent shall within five Business Days of demand pay the Joint Lead Arrangers the amount of all their out-of-pocket costs (including travel, telecommunication and printing expenses) and other expenses (including the legal fees of no more than one firm of solicitors and any value added tax thereon) reasonably incurred by them in connection with:

      (a) the arranging, underwriting and primary syndication of the Facilities; and

      (b) the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

23.2  Enforcement costs

      The Parent shall within five Business Days of demand pay to each Finance Party the amount of all reasonable costs and expenses (including legal fees) properly incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

24.   STAMP DUTIES

      The Parent shall pay and within five Business Days of demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in the U.K. or the jurisdiction of the place of incorporation of any Borrower directly attributable to the entry into, performance or enforcement of this Agreement (other than a Novation Certificate).

25.   INDEMNITIES

25.1  Currency indemnity

      Subject to Clause 11.4 (Currency), if a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under the relevant Finance Document:

      (a) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

      (b) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Obligor concerned shall within five Business Days of demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

      (c) the Obligor shall pay to the Finance Party concerned on demand any exchange costs and taxes payable properly incurred in connection with any such conversion.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


25.2  Other indemnities

      The Parent shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party directly incurs as a consequence of:

      (a)  the occurrence of any Event of Default or Mandatory Prepayment Event;

      (b) any payment of principal or an overdue amount being received from any source otherwise than:

           (i) in the case of Tranche A Advances and Tranche B Advances, on its Maturity Date (and, for the purposes of this paragraph (b), the Maturity Date of an overdue amount is the last day of each Designated Term (as defined in Clause 10.4 (Default interest))); or

           (ii) in the case of Term-out Advances, on the last day of its applicable Interest Period;

      (c) (other than by reason of negligence or default by a Finance Party) a Utilisation not being effected after a Borrower has delivered a Request for that Utilisation.

      The Parent's liability in each case includes any loss or expense (other than loss of Margin) on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance or Bill.

26.   EVIDENCE AND CALCULATIONS

26.1  Accounts

      Accounts maintained by a Finance Party in connection with this Agreement are, in the absence of manifest error, prima facie evidence of the matters to which they relate.

26.2  Certificates and determinations

      Any certification or determination by a Finance Party of a rate or amount under this Agreement is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

26.3  Calculations

      Interest (and any MLA Cost) and the fees payable under Clause 22.1 (Commitment fee) and Clause 22.4 (Utilisation fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days, or, in the case of interest payable on an amount denominated in Sterling, 365 days. Acceptance commission is calculated on the basis of the number of days in the relevant Term and a year of 365 days.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


27.   AMENDMENTS AND WAIVERS

27.1  Procedure

(a) Subject to Clause 27.2 (Exceptions), any provision of the Finance Documents may be amended or waived with the agreement of the Parent and the Majority Banks. The Agent will and is authorised to effect, on behalf of the Finance Parties, an amendment or waiver to which the Majority Banks (or all Banks) and the Parent have agreed.

(b) In addition to (a) above, the Agent may agree with the Parent (after consultation by the Agent with the Banks) that any references in this Agreement to a Business Day, day-count fraction or other convention (whether for the calculation of interest, determination of payment dates or otherwise) shall, with effect from or after the Commencement Date, if different, be amended to comply with any generally accepted conventions and market practice from time to time applicable to euro-denominated obligations in the London interbank market. The agreement of the Agent and the Parent under this Clause 27.1(b) is not to be unreasonably withheld or delayed.

(c) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraphs (a) or (b) above, and any such amendment or waiver shall be binding on all the Parties.

27.2  Exceptions

      An amendment or waiver under paragraph 27.1(a) above which relates to:

      (a)  the definition of "Majority Banks" in Clause 1.1 (Definitions); or

      (b) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under the Finance Documents; or

      (c)  an increase in a Bank's Commitment; or

      (d) a term of a Finance Document which expressly requires the consent of each Bank; or

      (e) Clause 31 (Pro Rata Sharing) or this Clause 27 (Amendments and Waivers); or

      (f) a change to, or the release of the Parent from any of its obligations under, Clause 17 (Guarantee),

      may not be effected without the consent of each Bank. No amendment may be effected under this Clause 27 which would increase the obligations, rights or duties of the Agent without the consent of the Agent.

27.3  Waivers and remedies cumulative

      The rights of each Finance Party under the Finance Documents:

      (a)  may be exercised as often as necessary;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (b) are cumulative and not exclusive of its rights under the general law; and

      (c)  may be waived only in writing and specifically.

      Delay in exercising or non-exercise of any such right is not a waiver of that right.

28.   CHANGES TO THE PARTIES

28.1  Transfers by Obligors

      Subject to Clause 9.5 (Changes to Borrowers), no Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

28.2  Transfers by Banks

(a) A Bank (the "Existing Bank") may at any time assign, transfer or novate any of its rights and/or obligations under this Agreement, but only to another bank or institution which is a Qualifying Bank and a U.S. Qualifying Bank (the "New Bank"), and only with the prior written consent of the Parent (such consent not to be unreasonably withheld or delayed), unless the New Bank is another Bank or an Affiliate of a Bank in which case no such consent is required. Any such assignment, transfer or novation must be in a minimum aggregate amount of euro 25,000,000 (unless to an Affiliate or the Agent and the Parent agree otherwise) and, except in the case of an assignment, transfer or novation to an Affiliate, must be pro rata between Tranches A and B. In the case of an assignment, transfer or novation by a Swingline Bank, a portion of that Swingline Bank's Swingline Commitment must also be assigned, transferred or novated to the extent necessary (if at all) to ensure that the Swingline Bank's Swingline Commitment does not exceed its Tranche B Commitment after the assignment, transfer or novation.

(b) A Bank may at any time sub-participate any of its rights and/or obligations under this Agreement but only with the prior written consent of the Parent (such consent not to be unreasonably withheld or delayed), unless the sub-participant is another Bank or an Affiliate of a Bank in which case no consent is required.

(c) The consent of the Parent will be deemed to be given under paragraph (a) or, as the case may be, (b) above if:

      (i) the Existing Bank has given notice to the Parent addressed to the Treasurer and the Finance Director requesting such consent (which expressly states that the consent of the Parent is required under this Clause 28.2, specifies the full name of the New Bank and amount of the proposed transaction and states that consent will be deemed to have been given if no response is given by the Parent within the period specified in this paragraph (c)) and the Parent has not responded within 10 days; and

      (ii) after expiry of that 10 day period the Existing Bank has given a further notice to the Parent addressed in the same way and in similar terms (referring to the earlier notice) and the Parent has not responded within a further five London Business Days (being business days when banks in London are open for business generally in the London interbank market).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(d)   A transfer of obligations will be effective only if either:

      (i) the obligations are novated in accordance with Clause 28.3 (Procedure for novations); or

      (ii) the New Bank confirms to the Agent and the Parent that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent and the Parent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(e) On each occasion an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of (Pounds)750.

(f)   An Existing Bank is not responsible to a New Bank for:

      (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document; or

      (ii)  the collectability of amounts payable under any Finance Document; or

      (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(g) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

      (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

      (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(h)   Nothing in any Finance Document obliges an Existing Bank to:

      (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

      (ii) support any losses incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.

(i) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

28.3 Procedure for novations

(a)  A novation is effected if:

     (i) the Existing Bank and the New Bank deliver to the Agent (with a copy to the Parent) a duly completed certificate (a "Novation Certificate"), substantially in the form of Part I of Schedule 6 or such other form as the Agent and the Parent may agree (which may be delivered by fax and confirmed by delivery of a hard copy original but the fax will be effective irrespective of whether confirmation is received); and

     (ii)   the Agent executes it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

     (i) the Existing Bank and the other Parties (the "existing Parties") will be released from their obligations to each other (the "discharged obligations");

     (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

     (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "discharged rights") will be cancelled; and

     (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

28.4 Additional Borrowers

(a) If the Parent wishes one of its Subsidiaries to become an Additional Borrower, then it may deliver to the Agent the documents listed in Part II of Schedule 3. Any Additional Borrower must be a wholly owned Subsidiary of the Parent unless the Majority Banks agree otherwise.

(b) On delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Parent, the Subsidiary concerned will become an Additional Borrower. However, it may not submit a Request or become a Substitute Borrower under Clause 9.5(b) (Changes to Borrowers) until the Agent confirms to the other Finance Parties and the Parent that it has received all the documents referred to in paragraph (a) above.

(c) Delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Parent, constitutes confirmation:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (i) by that Subsidiary and the Parent that the representations and warranties set out in Clause 18.1 (Representations and warranties) to be made by them on the date of the Borrower Accession Agreement are correct, as if made by them with reference to the facts and circumstances then existing; and

     (b) by the Parent that such Subsidiary is a wholly owned Subsidiary of the Parent (unless the Majority Banks have otherwise agreed).

28.5 Reference Banks

     If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Agent shall (in consultation with the Parent) appoint another Bank or an Affiliate of a Bank which is not a Reference Bank to replace that Reference Bank.

28.6 Change of Facility Office

     Each Bank will participate in any Utilisation and receive the benefit of any payment due to it under this Agreement at its Facility Office. No Bank may change its Facility Office to a different jurisdiction to that notified to the Agent and the Parent on or before the date it became a Bank without the prior written consent of the Parent (such consent not to be unreasonably withheld or delayed).

28.7 Additional Costs

     If, at the time of or immediately after any novation, transfer, sub-participation or assignment by a Bank or any change of Facility Office, circumstances exist which, but for this Clause 28.7, would require any Obligor to pay to the New Bank, transferee or assignee (or, in the case of a change of Facility Office, the Bank concerned) any amount under this Agreement in excess of the amount it would otherwise have been required to pay to that Bank in the absence of that novation, transfer, sub-participation, assignment or change of Facility Office, no Obligor will be required to pay that excess.

28.8 Register

     The Agent shall keep a register of all the Parties (including in the case of Banks the details of their Facility Office notified to the Agent from time to time) and shall supply any other Party (at that Party's expense) with a copy of the register on request.

29.  DISCLOSURE OF INFORMATION

(a) Subject to paragraph (b) below, a Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

     (i)    a copy of any Finance Document; and

     (ii) any information which that Bank has acquired under or in connection with any Finance Document,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     provided that a Bank shall not disclose any such information to a person unless that person has provided to the Parent a confidentiality undertaking addressed to the Parent in such other form as the Parent may reasonably require.

(b) If the consent of the Parent is required under Clause 28.2 (Transfers by Banks) for any proposed assignment, transfer, novation, or sub-participation then a Bank may only disclose confidential information referred to in paragraph (a)(ii) above to a proposed New Bank if it has obtained the Parent's prior written consent (such consent not to be unreasonably withheld).

30.  SET-OFF

     After an Event of a Default which is continuing, a Finance Party may set off any matured obligation owed by an Obligor under this Agreement (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

31.  PRO RATA SHARING

31.1 Redistribution

     If any amount owing by an Obligor under this Agreement to a Finance Party (the "recovering Finance Party") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 11 (Payments) (a "recovery"), then:

     (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

     (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 11 (Payments);

     (c) subject to Clause 31.3 (Exception), the recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "redistribution") equal to the excess;

     (d) the Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 11 (Payments); and

     (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

31.2 Reversal of redistribution

     If under Clause 31.1 (Redistribution):

     (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

     (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

     each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon the subrogation in Clause 31.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

31.3 Exceptions

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 31.1(e) (Redistribution).

(b) If a Finance Party has become a recovering Finance Party by virtue of having started an action or proceeding in any court to enforce it rights, that recovering Finance Party will not be required to share any portion of any recovery with any Bank that has the legal right to, but does not join such action or proceeding or start a separate action or proceeding to enforce its rights in the same or another court. Any Finance Party instituting legal proceedings to recover sums owing to it under this Agreement will, as soon as practicable thereafter, give notice to the Agent which will, as soon as practicable, give notice to all the other Finance Parties.

32.  SEVERABILITY

     If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

     (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

     (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

33.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

34.  NOTICES

34.1 Giving of notices

     All notices or other communications under or in connection with this Agreement shall be given in writing or by facsimile. Any such notice will be deemed to be given as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (a)    if in writing, when delivered; and

     (b)    if by facsimile, when received.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place. Facsimile requests are to be confirmed by the relevant Borrower in writing (but may be relied upon by the Agent and the Banks irrespective of receipt of such confirmation).

34.2 Addresses for notices

(a) The address and facsimile number of each Party (other than the Agent, the US Swingline Agent and the Parent) for all notices under or in connection with this Agreement are:

     (i) that notified by that Party for this purpose to the Agent on or before it becomes a Party; or

     (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b)  The address and facsimile numbers of the Agent are:

     HSBC Investment Bank plc
     Vinters Place
     68 Upper Thames Street
     London EC4V  3BJ

     Contact:         Specialised Financing Support
     Facsimile:       (0171) 336 9293
                      (0171) 336 9302,

     or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(c)  The address and facsimile numbers of the US Swingline Agent are:

     Marine Midland Bank
     26th Floor
     One Marine Midland Center
     Buffalo, NY 14203
     U.S.A.

     Contact:  Lynn M. Griffin
     Telephone:  001 716 841 1362
     Facsimile:  001 716 841 2325,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     or such other as the US Swingline Agent may notify to the other Parties by not less than five New York Business Days' notice.

(d)  The address and facsimile numbers of the Parent are:

     One Bruton Street
     London  W1X 8AQ

     Attention:  The Secretary
     Facsimile:  0171 493 1974,

     or such other as the Parent may notify to the other Parties by not less than five Business Days' notice.

(e) The Agent shall, promptly upon request from any Party, give to that Party the address or facsimile number of any other Party applicable at the time for the purposes of this Clause.

35.  LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:

     (i)    in English; or

     (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

36.  JURISDICTION

36.1 Submission

     For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

36.2 Service of process

     Without prejudice to any other mode of service, each Obligor (other than an Obligor incorporated in England and Wales):

     (a) irrevocably appoints the Parent as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document;

     (b) agrees that failure by a process agent to notify the Obligor of the process will not invalidate the proceedings concerned; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 34.2 (Addresses for notices).

36.3 Forum convenience and enforcement abroad

     Each Obligor:

     (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

     (b) agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

36.4 Non-exclusivity

     Nothing in this Clause 36 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

     (a)    in any other court of competent jurisdiction; or

     (b)    concurrently in more than one jurisdiction.

37.  GOVERNING LAW

     This Agreement is governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE 1

                                     PART I

                             BANKS AND COMMITMENTS

                                                                       Column 1                    Column 2
                           Bank                                       Tranche A                   Tranche B
                                                                     Commitments                 Commitments
                                                                         euro                        euro

Banca Commerciale Italiana S.p.A., London Branch                      65,250,000                 195,750,000
Barclays Bank PLC                                                     65,250,000                 195,750,000
Banque Nationale de Paris                                             65,000,000                 195,000,000
The Chase Manhattan Bank                                              65,000,000                 195,000,000
Midland Bank plc                                                      65,000,000                 195,000,000
Morgan Guaranty Trust Company of New York                             65,000,000                 195,000,000
Swiss Bank Corporation                                                65,000,000                 195,000,000
Westdeutsche Landesbank Girozentrale                                  65,000,000                 195,000,000
Banca Nazionale del Lavoro S.p.A., London Branch                      62,500,000                 187,500,000
Bayerische Landesbank  Girozentrale London Branch                     62,500,000                 187,500,000
Citibank, N.A.                                                        62,500,000                 187,500,000
Credit Suisse First Boston                                            62,500,000                 187,500,000
Den Danske Bank Aktieselskab                                          62,500,000                 187,500,000
Deutsche Bank AG London                                               62,500,000                 187,500,000
National Westminster Bank Plc                                         62,500,000                 187,500,000
Australia and New Zealand Banking Group Limited (acting               60,500,000                 181,500,000
 through its ANZ Investment Bank division)
Banco Central Hispanoamericano, S.A. London Branch                    60,500,000                 181,500,000
Commerzbank Aktiengesellschaft, London Branch                         60,500,000                 181,500,000
The Royal Bank of Scotland plc                                        60,500,000                 181,500,000
L-Bank                                                                50,000,000                 150,000,000
ABN AMRO Bank N.V. London Branch                                      31,250,000                  93,750,000
Banca di Roma S.p.A. - London Branch                                  31,250,000                  93,750,000
Banca Monte dei Paschi di Siena SpA                                   31,250,000                  93,750,000
Banco Bilbao Vizcaya                                                  31,250,000                  93,750,000
The Bank of Tokyo-Mitsubishi, Ltd.                                    31,250,000                  93,750,000
CARIPLO - Cassa di Risparmio delle Provincie Lombarde                 31,250,000                  93,750,000
 S.p.A., London Branch
Credito Italiano SpA                                                  31,250,000                  93,750,000
Istituto Bancario San Paolo di Torino S.p.A.                          31,250,000                  93,750,000
                                                                 -----------------           -----------------
                                                          euro     1,500,000,000      euro     4,500,000,000
                                                                 -----------------           -----------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  SCHEDULE 1

                                    PART II

                   SWINGLINE BANKS AND SWINGLINE COMMITMENTS

                         Swingline Bank*                   Swingline Commitments
                                                                   euro

Banca Commerciale Italiana S.p.A., London Branch                125,000,000
Barclays Bank PLC                                               125,000,000
Banque Nationale de Paris                                       125,000,000
The Chase Manhattan Bank                                        125,000,000
Midland Bank plc                                                125,000,000
Morgan Guaranty Trust Company of New York                       125,000,000
Swiss Bank Corporation                                          125,000,000
Westdeutsche Landesbank Girozentrale                            125,000,000
                                                        --------------------
     Total                                               euro 1,000,000,000
                                                        --------------------


---------------------
* in each case lending through its Facility Office in the United States notified to the Agent for the purposes of US Swingline Advances.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  SCHEDULE 2

                              ORIGINAL BORROWERS

                                   (if any)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  SCHEDULE 3

                        CONDITIONS PRECEDENT DOCUMENTS

                                    PART I

                   TO BE DELIVERED BEFORE THE FIRST ADVANCE


1. A copy (certified as a true copy by a director or officer of an Obligor) of the memorandum and articles of association and certificate of incorporation (or equivalent constitutional documents) of each Obligor.

2. A copy (certified as a true copy by a director or officer of an Obligor) of a resolution of the board of directors of each Obligor:

     (a) approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute and, where applicable, deliver the Finance Documents to which it is a party;

     (b) authorising a specified person or persons to execute and, where applicable, deliver the Finance Documents to which it is a party on its behalf; and

     (c) authorising a specified person or persons, on its behalf, to sign and endorse Bills and to sign and/or despatch all documents and notices (including Requests) to be signed and/or despatched by it under or in connection with the Finance Documents.

3. A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

4.   A favourable legal opinion of Clifford Chance in relation to English law.



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    PART II

                   TO BE DELIVERED BY AN ADDITIONAL BORROWER


1. A Borrower Accession Agreement, duly executed by the Additional Borrower and the Parent.

2. A copy (certified as a true copy by a director or officer of the Additional Borrower) of the memorandum and articles of association and certificate of incorporation (or equivalent constitutional documents) of the Additional Borrower.

3. A copy (certified as a true copy by a director or officer of the Additional Borrower) of a resolution of the board of directors of the Additional
     Borrower:

     (a) approving the terms of, and the transactions contemplated by, the Borrower Accession Agreement and resolving that it execute the Borrower Accession Agreement;

     (b) authorising a specified person or persons to execute the Borrower Accession Agreement on its behalf; and

     (c) authorising a specified person or persons, on its behalf, to sign and endorse Bills and to sign and/or despatch all other documents and notices (including Requests) to be signed and/or despatched by it under or in connection with this Agreement.

4. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5. A favourable legal opinion from lawyers approved by the Agent and the Parent in the place of incorporation of the Additional Borrower, addressed to the Finance Parties.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  SCHEDULE 4

                          CALCULATION OF THE MLA COST



(a) The MLA Cost for an Advance denominated in Sterling is calculated in accordance with the following formula:

     BY + L(Y-X) + S(Y-Z) % per annum = MLA Cost
     --------------------
        100-(B + S)

     where on the day of application of the formula:

     B is the arithmetic mean of the respective percentage of each Reference Bank's eligible liabilities which the Bank of England requires that Reference Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     Y is the arithmetic mean of the respective rates at which Sterling deposits are offered by each Reference Bank to leading banks in the London interbank market at or about 11.00 a.m. on that day for the relevant period;

     L is the arithmetic mean of the respective percentage of eligible liabilities which the Bank of England requires each Reference Bank to maintain as secured money with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers;

     X is the arithmetic mean of the respective rates at which secured Sterling deposits in the relevant amount may be placed by each Reference Bank with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers at or about 11.00 a.m. on that day for the relevant period;

     S is the arithmetic mean of the respective percentage of each Reference Bank's eligible liabilities which the Bank of England requires that Reference Bank to place as a special deposit; and

     Z is the interest rate per annum allowed by the Bank of England on special deposits.

(b)  For the purposes of this Schedule 4:

     (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England;

     (ii) "relevant period" in relation to an Advance, means:

          (A) if its Term or Interest Period is three months or less, its Term or Interest Period; or


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          (B) if its Term or Interest Period is more than three months, each successive period of three months and any necessary shorter period comprised in that Term or Interest Period.

(c) In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d) (i) The formula is applied on the first day of each relevant period comprised in the Term or Interest Period of the relevant Advance.

     (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(e) If a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Reference Banks and the Parent) shall notify the Parent of the manner in which the MLA Cost will subsequently be calculated so as to leave the Obligors and the Banks, so far as is practicable, in no better or worse a position than they were in prior to that change. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  SCHEDULE 5

                                FORM OF REQUEST

To:  HSBC Investment Bank plc as Agent/Marine Midland Bank as US Swingline
     Agent*
From:   [BORROWER]                                            Date: [          ]

   The General Electric Company, p.l.c. -- euro 6,000,000,000 Syndicated Credit
                        Facility dated 25th March, 1998

We wish to utilise Tranche A* and/or*/Tranche B* by way of Advance(s)* and/or Bills and/or Swingline Advances as follows:


(a)  Utilisation Date:                      Tranche A:             [       ]*
                                            Tranche B:             [       ]*
                                            Swingline Facility     [       ]*

(b)  Requested Amount (including currency): Tranche A:             [       ]*
                                            Tranche B:             [       ]*
                                            Swingline Facility     [       ]*

(c)  Term*:                                 Tranche A:             [       ]*
                                            Tranche B:             [       ]*
                                            Swingline Facility     [       ]*

(d)  Payment Instructions:                  Tranche A:             [       ]*
                                            Tranche B:             [       ]*
                                            Swingline Facility     [       ]*

(e)  Initial Interest Period
     (for Term-out Advances only)*

(f)  Maturity Date
     (for Term-out Advances only)*          Tranche A:             [       ]*


(g)  Clausing (for Bills only)*             Tranche A:             [       ]*
                                            Tranche B:             [       ]*

We confirm that no Default has occurred which is continuing and the representations and warranties in Clause 18 (Representations and Warranties) to be repeated in accordance with Clause 18.2 (Times for making representations and warranties) on those dates are correct and will be correct immediately after the Utilisation referred to above except in all cases to the extent waived by the Majority Banks.

By:

[BORROWER]
Authorised Signatory

-----------------------------------
*   Delete as appropriate.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  SCHEDULE 6

                         FORMS OF ACCESSION DOCUMENTS

                                    PART I

                             NOVATION CERTIFICATE

To:  HSBC Investment Bank plc as Agent and on behalf of the Obligors

From:  [THE EXISTING BANK] and [THE NEW BANK]            Date: [         ]


  The General Electric Company, p.l.c. - euro 6,000,000,000 Syndicated Credit
                       Agreement dated 25th March, 1998

We refer to Clause 28.3 (Procedure for novations).

1.   We [           ] (the "Existing Bank") and [           ] (the "New Bank")
     agree to the Existing Bank and the New Bank novating all the Existing Bank's rights and obligations referred to in the Schedule in accordance with Clause 28.3 (Procedure for novations).

2. The specified date for the purposes of Clause 28.3(c) (Procedure for novations) is [date of novation].

3. The prior written consent of The General Electric Company, p.l.c. [is not required]* [has been obtained]* in accordance with Clause 28 (Changes to the Parties).

4. The Facility Office and address for notices of the New Bank for the purposes of Clause 34.2 (Addresses for notices) are set out in the Schedule.

5.   This Novation Certificate is governed by English law.



----------------------------------
*   Delete as appropriate.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 THE SCHEDULE

                     Rights and obligations to be novated

[Details of the rights and obligations of the Existing Bank to be novated].

[New Bank]

[Facility Office                  Address for notices]

[Existing Bank]                   [New Bank]            [          ]

By:                               By:                   By:

Date:                             Date:                 Date:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    PART II

                         BORROWER ACCESSION AGREEMENT



To:  HSBC Investment Bank plc as Agent

From:  [PROPOSED BORROWER] and The General Electric Company, p.l.c.

                                                                          [Date]

   The General Electric Company, p.l.c. -- euro 6,000,000,000 Syndicated Credit
                                 Facility dated
                   25th March, 1998 (the "Credit Agreement")

We refer to Clause 28.4 (Additional Borrowers).

[Name of company] of [address] (Registered no. [       ], if any) (the "Proposed
Borrower") is a Subsidiary of The General Electric Company, p.l.c. as required by the Credit Agreement and agrees to become an Additional Borrower and to be bound by the terms of the Credit Agreement as an Additional Borrower in accordance with Clause 28.4 (Additional Borrowers).

The address for notices of the Proposed Borrower for the purposes of Clause 34.2 (Addresses for notices) is:

[
                             ]


This Agreement is governed by English law.

By:

[PROPOSED BORROWER]
Authorised Signatory

By:

THE GENERAL ELECTRIC COMPANY, P.L.C.
Authorised Signatory

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   PART III

                      FORM OF BORROWER NOVATION AGREEMENT

A NOVATION AGREEMENT dated [                              ]

BETWEEN:

(1)  [               ] (the "Existing Borrower");

(2)  [               ] (the "Substitute Borrower");

(3) THE GENERAL ELECTRIC COMPANY, p.l.c. on behalf of itself and each other Borrower (as such capitalised term is defined in the Credit Agreement referred to below) (the "Parent"); and

(4) HSBC INVESTMENT BANK PLC as agent (the "Agent") on behalf of itself and the Banks (as defined in the Credit Agreement referred to below),

and is supplemental to the Syndicated Credit Agreement dated [           ], 1998
(the "Credit Agreement") and made between The General Electric Company, p.l.c., the subsidiaries of the Parent listed in Schedule 2 thereto, the financial institutions listed in Schedule 1 thereto, and the Agent.

IT IS AGREED:

1.   Novation

     In consideration of a payment made by the Existing Borrower to the Substitute Borrower and the release of the Existing Borrower from its obligations and liabilities (actual or contingent) specified in the Schedule hereto under the Credit Agreement and with effect on and from
     [        ] (the "Effective Date") the Substitute Borrower hereby undertakes to observe and perform all the obligations and liabilities (actual or contingent) of the Existing Borrower under the Credit Agreement in respect of the Advances and Bills specified in the Schedule.

2.   Integration

     This Novation Agreement shall be read as one with the Credit Agreement so that any reference therein to "this Agreement", "hereunder" and similar shall include and be deemed to include this Novation Agreement.

3.   Continuing Liability

     The Parent acknowledges and confirms that its obligations under Clause 17 of the Credit Agreement apply to the obligations and liabilities assumed by the Substitute Borrower hereunder.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE

     [


                                              ]

     IN WITNESS whereof the parties hereto have caused this Novation Agreement to be duly executed on the date first written above.



     .........................................
     For and on behalf of
     [The Existing Borrower]

     .........................................
     For and on behalf of
     [The Substitute Borrower]

     .........................................
     For and on behalf of the
     Parent

     .........................................
     For and on behalf of each
     Bank and the Agent

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  SCHEDULE 7

                                 FORM OF BILL



Face of Bill

No.                                      for (Pounds) ..............


 ....................19....

To



On.................19.. pay against this Bill of Exchange to our order the sum
of ............................... for value received against [             ].



Accepted by:

For and on behalf of                                 For and on behalf of
[ACCEPTING BANK]                                     [BORROWER]


 ...........................                          ...........................
Authorised signatory                                 Authorised signatory

Reverse of Bill



For and on behalf of
[BORROWER]


 ...........................
Authorised signatory

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  SIGNATORIES

Parent

THE GENERAL ELECTRIC COMPANY, p.l.c.

By:  John Mayo


Original Borrowers

[if any]


Joint Lead Arrangers

BANCA COMMERCIALE ITALIANA S.p.A., LONDON BRANCH

By:  Stephen Byrne

BANQUE NATIONALE DE PARIS

By:  S. Juyoung Shin

BARCLAYS CAPITAL

By:  G.M. Rody

CHASE MANHATTAN plc

By:  Janin Campos

MIDLAND BANK plc

By:  Doug Lack

J. P. MORGAN SECURITIES LTD.

By:  S. Juyoung Shin

SBC WARBURG DILLON READ

By:  Annette P. Alford

WESTDEUTSCHE LANDESBANK GIROZENTRALE

By:  Caroline Powell            Tony Dennis

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent

HSBC INVESTMENT BANK PLC

By:  David Stent

US Swingline Agent

MARINE MIDLAND BANK

By:  David Stent


Banks

BANCA COMMERCIALE ITALIANA S.p.A., LONDON BRANCH

By:  Stephen Byrne

BARCLAYS BANK PLC

By:  G.M. Rody

BANQUE NATIONALE DE PARIS

By:  S. Juyoung Shin

THE CHASE MANHATTAN BANK

By:  Sinead English

MIDLAND BANK plc

By:  D.G. Lack

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By:  S. Juyoung Shin

SWISS BANK CORPORATION

By:  Annette P. Alford

WESTDEUTSCHE LANDESBANK GIROZENTRALE

By:  Caroline Powell            Tony Dennis

BANCA NAZIONALE DEL LAVORO S.p.A., LONDON BRANCH

By:  L.F. Wybraniec             D.A. Rosser

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

BAYERISCHE LANDESBANK GIROZENTRALE LONDON BRANCH

By:  Kevin Buck

CITIBANK, N.A.

By:  J.W.G. Parsons

CREDIT SUISSE FIRST BOSTON

By:  L. Smith-Morgan            Andrew Nimmo

DEN DANSKE BANK AKTIESELSKAB

By:  S. Juyoung Shin

DEUTSCHE BANK AG LONDON

By:  B.D. Stevenson             R.H. Sedlacek

NATIONAL WESTMINSTER BANK Plc

By:  A.J. Gill

AUSTRALIA AND NEW ZEALAND BANKING
GROUP LIMITED (ACTING THROUGH ITS ANZ
INVESTMENT BANK DIVISION)

By:  R.J. Heyhoe

BANCO CENTRAL HISPANOAMERICANO,
S.A. LONDON BRANCH

By:  H.J.W. Bright              J.M. Inches

COMMERZBANK AKTIENGESELLSCHAFT,
LONDON BRANCH

By:  Bernd Meist                James Weber

THE ROYAL BANK OF SCOTLAND plc

By:  Dean White

L-BANK

By:  S. Juyoung Shin

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ABN AMRO BANK N.V. LONDON BRANCH

By:  S. Juyoung Shin

BANCA DI ROMA S.p.A. - LONDON BRANCH

By:  J.G. Connolly              Raymond Pandolfino

BANCA MONTE DEI PASCHI DI SIENA SpA

By:  G.N.H. Furzland            Roberto Boccanera

BANCO BILBAO VIZCAYA

By:  S. Juyoung Shin

BANK OF TOKYO-MITSUBISHI, LTD

By:  C.B. Griffiths

CARIPLO - CASSA DI RISPARMIO DELLE
PROVINCIE LOMBARDE S.p.A., LONDON BRANCH

By:  L.K. Barnes

CREDITO ITALIANO SpA

By:  Robert G.A. Sanderson

ISTITUTO BANCARIO SAN PAOLO DI TORINO S.p.A.

By:  S. Juyoung Shin

--------------------------------------------------------------------------------